                    Prospectus Supplement dated May 18, 2001
                        to Prospectus dated May 15, 2001

                       MBNA Credit Card Master Note Trust
                                     Issuer

                    MBNA America Bank, National Association
                            Originator of the Issuer

                                   MBNAseries

                                                       Class A(2001-1) Notes
      The issuer will issue and sell:                  ---------------------
      Principal amount                                 $1,000,000,000
      Interest rate                                    5.75% per year
      Interest payment dates                           15th day of each month,
                                                       beginning in July 2001
      Expected principal payment date                  May 15, 2006
      Legal maturity date                              October 15, 2008
      Expected issuance date                           May 31, 2001
      Price to public                                  $998,577,000 (or 99.8577%)
      Underwriting discount                            $2,750,000 (or 0.275%)
      Proceeds to the issuer                           $995,827,000 (or 99.5827%)

The Class A(2001-1) notes are a tranche of the Class A notes of the MBNAseries.


 You should consider the discussion under "Risk Factors" beginning on page S-14 in this prospectus supplement and on page 15 of the accompanying prospectus before you purchase any notes.

 The notes are obligations of the issuer only and are not obligations of any other person. Each tranche of notes is secured by only some of the assets of the issuer. Noteholders will have no recourse to any other assets of the issuer for the payment of the notes.

 The primary asset of the issuer is the collateral certificate, Series 2001-D, representing an undivided interest in MBNA Master Credit Card Trust II, whose assets include a portfolio of consumer revolving credit card accounts.

 The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.


Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

                                  Underwriters

Lehman Brothers
    Banc of America Securities LLC
            Banc One Capital Markets, Inc.
                   Barclays Capital
                         Credit Suisse First Boston
                                Deutsche Banc Alex. Brown
                                      JPMorgan
                                            Merrill Lynch & Co.
                                                   Salomon Smith Barney

              Important Notice about Information Presented in this
             Prospectus Supplement and the Accompanying Prospectus

  We provide information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which will describe the specific terms of the MBNAseries and the Class A(2001-1) notes and
(b) the accompanying prospectus, which provides general information about each series of notes which may be issued by the MBNA Credit Card Master Note Trust, some of which may not apply to the MBNAseries or the Class A(2001-1) notes.

  This prospectus supplement may be used to offer and sell the Class A(2001-1) notes only if accompanied by the prospectus.

  This prospectus supplement may supplement disclosure in the accompanying prospectus. If the terms of the MBNAseries or the Class A(2001-1) notes vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

  You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Class A(2001-1) notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

  We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

                               ----------------

                               Table of Contents


                                                                            Page
                                                                            ----
Prospectus Supplement Summary..............................................  S-5
 Securities Offered........................................................  S-5
 The MBNAseries............................................................  S-6
 Risk Factors..............................................................  S-6
 Interest..................................................................  S-6
 Principal.................................................................  S-7
 Nominal Liquidation Amount................................................  S-7
 Required Subordinated Amount..............................................  S-7
 Early Redemption of Notes.................................................  S-8
 Optional Redemption by the Issuer.........................................  S-9
 Events of Default.........................................................  S-9
 Master Trust II Assets and Receivables.................................... S-10
 Key Operating Documents................................................... S-10
 Issuer Accounts........................................................... S-10
 Security for the Notes.................................................... S-11
 Limited Recourse to the Issuer............................................ S-11
 Derivative Agreement...................................................... S-11
 Accumulation Reserve Account.............................................. S-12
 Shared Excess Available Funds............................................. S-12
 Stock Exchange Listing.................................................... S-13
 Ratings................................................................... S-13
Risk Factors............................................................... S-14
Glossary................................................................... S-21
The Notes.................................................................. S-21
 Subordination of Principal and Interest................................... S-21
 Issuances of New Series, Classes and Tranches of Notes.................... S-23
  Conditions to Issuance................................................... S-23
  Required Subordinated Amount............................................. S-23
  Waiver of Issuance Conditions............................................ S-24
 Sources of Funds to Pay the Notes......................................... S-24
  The Collateral Certificate............................................... S-24
  Payments Received from Derivative Counterparties......................... S-24
  Derivative Counterparty.................................................. S-27

                                                                           Page
                                                                           ----
  The Issuer Accounts..................................................... S-28
  Limited Recourse to the Issuer; Security for the Notes.................. S-29
 Early Redemption of the Notes............................................ S-29
Deposit and Application of Funds.......................................... S-30
 MBNAseries Available Funds............................................... S-30
 Application of MBNAseries Available Funds................................ S-31
 Targeted Deposits of MBNAseries Available Funds to the Interest Funding
  Account................................................................. S-32
 Allocation to Interest Funding Subaccounts............................... S-33
 Payments Received from Derivative Counterparties for Interest of Foreign
  Currency Notes.......................................................... S-34
 Allocations of Reductions from Charge-Offs............................... S-34
 Allocations of Reimbursements of Nominal Liquidation Amount Deficits..... S-35
 Application of MBNAseries Available Principal Amounts.................... S-36
 Reductions to the Nominal Liquidation Amount of Subordinated Classes from
  Reallocations of MBNAseries Available Principal Amounts................. S-38
 Limit on Allocations of MBNAseries Available Principal Amounts and
  MBNAseries Available Funds.............................................. S-40
 Targeted Deposits of MBNAseries Available Principal Amounts to the
  Principal Funding Account............................................... S-40
 Allocation to Principal Funding Subaccounts.............................. S-42
 Limit on Deposits to the Principal Funding Subaccount of Subordinated
  Notes; Limit on Repayments of all Tranches.............................. S-43

                                                                           Page
                                                                           ----
 Payments Received from Derivative Counterparties for Principal........... S-44
 Deposits of Withdrawals from the Class C Reserve Account to the Principal
  Funding Account......................................................... S-45
 Withdrawals from Interest Funding Subaccounts............................ S-45
 Withdrawals from Principal Funding Account............................... S-46
 Sale of Credit Card Receivables.......................................... S-47
 Targeted Deposits to the Class C Reserve Account......................... S-49
 Withdrawals from the Class C Reserve Account............................. S-49
 Targeted Deposits to the Accumulation Reserve Account.................... S-49
 Withdrawals from the Accumulation Reserve Account........................ S-49
 Final Payment of the Notes............................................... S-50
 Pro Rata Payments Within a Tranche....................................... S-51

                                                                            Page
                                                                            ----
 Shared Excess Available Funds............................................. S-51

MBNA and MBNA Corporation................................................   S-51
MBNA's Credit Card Portfolio.............................................   S-52
 Billing and Payments....................................................   S-52
 Delinquencies and Collection Efforts....................................   S-52
The Master Trust II Portfolio............................................   S-53
 Delinquency and Principal Charge-Off Experience.........................   S-53
 Revenue Experience......................................................   S-55
 Interchange.............................................................   S-57
 Principal Payment Rates.................................................   S-57
Underwriting.............................................................   S-60
Glossary of Defined Terms................................................   S-63
Annex I:
 Outstanding Series, Classes and Tranches of Notes.......................  A-I-1
Annex II:
 Outstanding Master Trust II Series...................................... A-II-1

                         Prospectus Supplement Summary

  This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and the accompanying prospectus before you purchase any notes.
Securities Offered

$1,000,000,000 5.75% Class A(2001-1) notes.

These Class A(2001-1) notes are part of a series of notes called the MBNAseries. The MBNAseries consists of Class A notes, Class B notes and Class C notes. These Class A(2001-1) notes are a tranche of the Class A notes of the MBNAseries.

These Class A(2001-1) notes are issued by, and are obligations of, the MBNA Credit Card Master Note Trust. The issuer expects to issue other classes and tranches of notes of the MBNAseries which may have different interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. In addition, the issuer may issue other series of notes which may have different interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. See "The Notes--Issuances of New Series, Classes and Tranches of Notes" in this prospectus supplement and in the prospectus.

Each class of notes in the MBNAseries may consist of multiple tranches. Notes of any tranche can be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement. See "The Notes--Issuances of New Series, Classes and Tranches of Notes" in this prospectus supplement and in the prospectus. The expected principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the MBNAseries may be different. Therefore, subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all senior notes of the MBNAseries. Subordinated notes will generally not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

In general, the subordinated notes of the MBNAseries serve as credit enhancement for all of the senior notes of the MBNAseries, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of the MBNAseries. However, certain tranches of senior notes may not require subordination from each class of notes subordinated to it. For example, if a tranche of Class A notes requires credit enhancement solely from Class C notes, the Class B notes will not, in that case, provide credit enhancement for that tranche of Class A notes. The amount of credit exposure of any particular tranche of notes is a function of, among other things, the total amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the senior tranches' principal funding subaccounts.

Only the Class A(2001-1) notes are being offered through this prospectus supplement and the accompanying prospectus. Other series, classes and tranches of notes, including other tranches of notes that are included in the MBNAseries as a part of Class A, may be issued by the MBNA Credit Card Master Note Trust in the future.

The MBNAseries

These Class A(2001-1) notes will be the first tranche of the Class A notes issued by the issuer in the MBNAseries.

As of the issuance date of these Class A(2001-1) notes, the aggregate outstanding dollar principal amount of notes in the MBNAseries is expected to be $1,500,000,000, including these Class A(2001-1) notes and other tranches of notes of the MBNAseries issued on or prior to that day, consisting of:

  Class A notes $1,000,000,000
  Class B notes $  250,000,000
  Class C notes $  250,000,000

See "Annex I: Outstanding Series, Classes and Tranches of Notes" for additional information on the other outstanding notes issued, or expected to be issued upon or prior to the issuance of these Class A(2001-1) notes, by the issuer.

Risk Factors

Investment in the Class A(2001-1) notes involves risks. You should consider carefully the risk factors beginning on page S-14 in this prospectus supplement and beginning on page 15 in the accompanying prospectus.

Interest

These Class A(2001-1) notes will accrue interest at an annual rate equal to 5.75%.

Interest on these Class A(2001-1) notes will begin to accrue on May 31, 2001 and will be calculated on the basis of a 360-day year and twelve 30-day months.

Interest on the Class A(2001-1) notes for any interest payment date will equal one-twelfth of the product of:

 .the Class A(2001-1) note interest rate; times

 .the outstanding dollar principal amount of the Class A(2001-1) notes as of the related record date.

However, for the first interest payment date interest on these Class A(2001-1) notes will be $7,187,500.

The issuer will make interest payments on these Class A(2001-1) notes on the 15th day of each month beginning in July 2001. Interest payments due on a day that is not a business day in New York, New York and Newark, Delaware will be made on the following business day.

The Class A(2001-1) notes will have the benefit of a derivative agreement for interest, as described herein.

The payment of interest on a senior class of notes on any payment date is senior to the payment of interest on subordinated classes of notes of the MBNAseries on such date. Generally, no payment of interest will be made on any Class B note in the MBNAseries until the required payment of interest has been made to the Class A notes in the MBNAseries. Similarly, generally, no payment of interest will be made on any Class C note in the MBNAseries until the required payment of interest has been made to the Class A notes and the Class B notes in the MBNAseries. However, funds on deposit in the Class C reserve account will be available only to holders of Class C notes to cover shortfalls of interest on any interest payment date.

Principal

The issuer expects to pay the stated principal amount of these Class A(2001-1) notes in one payment on May 15, 2006, which is the expected principal payment date, and is obligated to do so if funds are available for that purpose. If the stated principal amount of these Class A(2001-1) notes is not paid in full on the expected principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuer until October 15, 2008, the legal maturity date of these Class A(2001-1) notes.

If the stated principal amount of these Class A(2001-1) notes is not paid in full on the expected principal payment date, then an early redemption event will occur with respect to these Class A(2001-1) notes and principal and interest payments on these Class A(2001-1) notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

Principal of these Class A(2001-1) notes will be paid earlier than the expected principal payment date if (i) an event of default and acceleration occurs with respect to these Class A(2001-1) notes, (ii) an investment company early redemption event occurs or (iii) any other early redemption event occurs with respect to these Class A(2001-1) notes and the derivative agreement terminates or has been terminated or an interest reserve account event occurs or has occurred. See "The Indenture--Early Redemption Events" and "--Events of Default" in the prospectus and "The Notes--Early Redemption of the Notes" in this prospectus supplement.

Nominal Liquidation Amount

The initial nominal liquidation amount of these Class A(2001-1) notes is $1,000,000,000.

The nominal liquidation amount of a tranche of notes corresponds to the portion of the investor interest of the collateral certificate that is allocable to support that tranche of notes. If the nominal liquidation amount of these Class A(2001-1) notes is reduced by charge-offs resulting from uncovered defaults on the principal receivables in master trust II allocable to the MBNAseries, the principal of and interest on these Class A(2001-1) notes may not be paid in full. If the nominal liquidation amount of these Class A(2001-1) notes has been reduced, available principal amounts and available funds allocated to pay principal of and interest on these Class A(2001-1) notes will be reduced.

For a more detailed discussion of nominal liquidation amount, see "The Notes-- Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in the prospectus.

Required Subordinated Amount

In order to issue a senior class of notes, the required subordinated amount of subordinated notes must be outstanding and available on the issuance date. Generally, the required subordinated amount of a subordinated class of notes for any date is an amount equal to a stated percentage of the adjusted outstanding dollar principal amount of the senior tranche of notes for such date.

The Class A required subordinated amount of Class B notes for these Class A(2001-1) notes is 8.82353%, expressed as a percentage of the adjusted outstanding dollar principal amount of these Class A(2001-1) notes. The Class A required subordinated amount of Class C notes for these Class A(2001-1) notes is 8.82353%, expressed as a percentage of the adjusted outstanding dollar principal amount of these Class A(2001-1) notes. These percentages may change without the consent of any noteholders if the rating agencies consent. In addition, the required subordinated amounts of subordinated notes of other Class A notes in the MBNAseries may be different than the percentages specified for these Class A(2001-1) notes. In addition, if the rating agencies consent and without the consent of any noteholders, the issuer may utilize forms of credit enhancement other than subordinated notes in order to provide senior classes of notes with the required credit enhancement.

No payment of principal will be made on any Class B note in the MBNAseries unless, following the payment, the remaining available subordinated amount of Class B notes in the MBNAseries is at least equal to the required subordinated amount for the outstanding Class A notes in the MBNAseries less any usage of the required subordinated amount of Class B notes for such outstanding Class A notes. Similarly, no payment of principal will be made on any Class C note in the MBNAseries unless, following the payment, the remaining available subordinated amount of Class C notes in the MBNAseries is at least equal to the required subordinated amount for the outstanding Class A notes and Class B notes in the MBNAseries less any usage of the required subordinated amount of Class C notes for such outstanding Class A notes and Class B notes. However, there are some exceptions to this rule. See "The Notes--Subordination of Interest and Principal" in the prospectus.

Early Redemption of Notes

The early redemption events applicable to all notes, including these Class A(2001-1) notes, are described in the accompanying prospectus. In addition, if for any date the amount of excess available funds averaged over the three preceding calendar months is less than the required excess available funds for such date, an early redemption event for the Class A(2001-1) notes will occur. Excess available funds for any month equals the available funds allocated to the MBNAseries that month after application for targeted deposits to the interest funding account, payment of the master trust II servicing fee allocable to the MBNAseries, application to cover defaults on principal receivables in master trust II allocable to the MBNAseries and reimbursement of any deficits in the nominal liquidation amounts of notes. Required excess available funds is an amount equal to zero. This amount may be changed provided the issuer (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the notes. See "The Notes--Early Redemption of Notes" and "The Indenture--Early Redemption Events" in the prospectus.

If an early redemption event (other than an investment company early redemption event) applicable to the Class A(2001-1) notes occurs and the derivative agreement has not been terminated and an interest reserve account event has not occurred, available principal amounts allocable to the

Class A(2001-1) notes together with any amounts in the principal funding subaccount for the Class A(2001-1) notes will not be paid to the holders of the Class A(2001-1) notes as described under "The Notes--Early Redemption of the Notes" and "The Indenture--Early Redemption of the Notes" in the prospectus, but instead will be retained in the principal funding subaccount and paid to the holders of the Class A(2001-1) notes on the expected principal payment date of the Class A(2001-1) notes. However, if (i) the derivative agreement terminates, (ii) an interest reserve account event occurs, (iii) an investment company early redemption event occurs or (iv) an event of default and acceleration of the Class A(2001-1) notes occurs, such amounts will not be retained in the principal funding subaccount, but instead will be paid to the holders of the Class A(2001-1) notes.

See "The Indenture--Early Redemption Events" in the prospectus for a description of the investment company early redemption event and "The Notes-- Sources of Funds to Pay the Notes--Payments Received from Derivative Counterparties" for a description of an interest reserve account event and the derivative agreement termination events.

Optional Redemption by the Issuer

The servicer has the right, but not the obligation, to direct the issuer to redeem these Class A(2001-1) notes in whole but not in part on any day on or after the day on which the nominal liquidation amount of these Class A(2001-1) notes is reduced to less than 5% of their highest outstanding dollar principal amount. This repurchase option is referred to as a clean-up call.

If the issuer is directed to redeem these Class A(2001-1) notes, it will notify the registered holders at least thirty days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

If the issuer is unable to pay the redemption price in full on the redemption date, monthly payments on these Class A(2001-1) notes will thereafter be made until either the principal of and accrued interest on those notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount and the interest funding subaccount for these Class A(2001-1) notes will be applied to make the principal and interest payments on these notes on the redemption date.

Events of Default

The Class A(2001-1) notes are subject to certain events of default described in "The Indenture--Events of Default" in the prospectus. For a description of the remedies upon an event of default, see "The Indenture--Events of Default Remedies" in the prospectus and "Deposit and Application of Funds--Sale of Credit Card Receivables" in this prospectus supplement.

Master Trust II Assets and Receivables

The collateral certificate, which is the issuer's primary source of funds for the payment of principal of and interest on these Class A(2001-1) notes, is an investor certificate issued by master trust II. The collateral certificate represents an undivided interest in the assets of master trust II. Master trust II's assets primarily include credit card receivables from selected MasterCard(R) and VISA(R) revolving credit card accounts that meet the eligibility criteria for inclusion in master trust II. These eligibility criteria are discussed in the prospectus under "Master Trust II--Addition of Master Trust II Assets."

The credit card receivables in master trust II consist primarily of principal receivables and finance charge receivables. Principal receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance charge receivables include periodic finance charges, annual membership fees, cash advance fees, late charges and certain other fees billed to cardholders.

In addition, MBNA is permitted to add to master trust II participations representing interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by MBNA and collections thereon.

See "The Master Trust II Portfolio" for detailed financial information on the receivables and the accounts.

See "Annex II: Outstanding Master Trust II Series" of this prospectus supplement for additional information on the outstanding series in master trust II.


               [GRAPH]

       Key Operating Documents

-------------------
       MBNA
-------------------

-------------------
   Credit Card
   Receivables
-------------------

-------------------           Pooling and
  Master Trust II     ----     Servicing
-------------------            Agreement

-------------------
    Collateral        ----       Series
   Certificate                 Supplement
-------------------

-------------------
 Master Note Trust    ----      Indenture
-------------------

-------------------
    MBNAseries        ----      Indenture
       Notes                    Supplement
-------------------

-------------------
    Noteholders
-------------------


Issuer Accounts

The issuer has established a principal funding account, an interest funding account, an accumulation reserve account and a Class C reserve account for the benefit of the MBNAseries. The principal funding account, the interest funding account and the accumulation reserve account will have subaccounts for the Class A(2001-1) notes.

Each month, distributions on the collateral certificate will be deposited into the collection account. Those deposits will then be allocated to each series of notes, including the MBNAseries. The amounts allocated to the MBNAseries plus any other amounts to be treated as available funds and available principal amounts for the MBNAseries will then be allocated to:

  --the principal funding account;

  --the interest funding account;

  --the accumulation reserve account;

  --the Class C reserve account;

  --any other supplemental account;

  --payments under any applicable derivative agreements; and

  --the other purposes as specified in this prospectus supplement.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the MBNAseries notes, including the Class A(2001-1) notes.

Security for the Notes

The Class A(2001-1) notes are secured by a shared security interest in:

 .the collateral certificate;

 .the collection account;

 .the applicable principal funding subaccount;

 .the applicable interest funding subaccount;

 .the applicable accumulation reserve subaccount; and

 . the applicable derivative agreement.

However, the Class A(2001-1) notes are entitled to the benefits of only that portion of those assets allocated to them under the indenture and the indenture supplement.

See "The Notes--Sources of Funds to Pay the Notes--The Collateral Certificate" and "--The Issuer Accounts" in this prospectus supplement and "Sources of Funds to Pay the Notes--The Collateral Certificate" in the prospectus.

Limited Recourse to the Issuer

The sole source of payment for principal of or interest on these Class A(2001-
1) notes is provided by:

 .the portion of the available principal amounts and available funds allocated to the MBNAseries and available to these Class A(2001-1) notes; and

 .funds in the applicable issuer accounts for these Class A(2001-1) notes.

Class A(2001-1) noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on these Class A(2001-1) notes.

However, following a sale of credit card receivables (i) due to an insolvency of MBNA, (ii) due to an event of default and acceleration with respect to the Class A(2001-1) notes or (iii) on the legal maturity date for the Class A(2001-
1) notes, as described in "Deposit and Application of Funds--Sale of Credit Card Receivables" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Credit Card Receivables" in the prospectus, the Class A(2001-1) noteholders have recourse only to the proceeds of that sale.

Derivative Agreement

The issuer and Lehman Brothers Special Financing Inc., the derivative counterparty, will enter into a derivative agreement for interest for the benefit of the Class A(2001-1) notes. Under the derivative agreement, for each transfer date:

 . the derivative counterparty will make a payment to the issuer, based on the outstanding dollar principal amount of the Class A(2001-1) notes, at an annual rate equal to 5.75%; and

 . the issuer will make a payment to the derivative counterparty, based on the outstanding dollar principal amount of the Class A(2001-1) notes, at an annual rate not to exceed LIBOR (for the related interest period) plus 0.15%.

Generally, payments owed between the issuer and the derivative counterparty will be made on a net basis. Amounts paid by the issuer to the derivative counterparty will be paid from amounts on deposit in the interest funding subaccount for the Class A(2001-1) notes as described under "Deposit and Application of Funds-- Targeted Deposits of MBNAseries Available Funds to the Interest Funding Account" and "--Withdrawals from Interest Funding Subaccounts." Amounts paid by the derivative counterparty to the issuer will be treated as MBNAseries available funds as described under "Deposit and Application of Funds--MBNAseries Available Funds."

For a more detailed discussion of the derivative agreement, see "The Notes-- Sources of Funds to Pay the Notes--Payments Received from Derivative Counterparties."

The derivative counterparty has the benefit of a guaranty from Lehman Brothers Holdings Inc., the derivative counterparty guarantor. The derivative counterparty guarantor currently has a short-term credit rating of "A-1" and a long-term unsecured debt credit rating of "A" from Standard & Poor's and a long-term unsecured debt credit rating of "A2" from Moody's. For a discussion of the consequences of certain reductions in, or a withdrawal of, the derivative counterparty guarantor's credit ratings by either Standard & Poor's or Moody's, see "Risk Factors" and "The Notes--Sources of Funds to Pay the Notes--Payments Received from Derivative Counterparties."

Accumulation Reserve Account

The issuer will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for these Class A(2001-1) notes.

The amount targeted to be deposited in the accumulation reserve subaccount for these Class A(2001-1) notes is zero, unless more than one budgeted deposit is required to accumulate and pay the principal of the Class A(2001-1) notes on its expected principal payment date, in which case, the amount targeted to be deposited is 0.5% of the outstanding dollar principal amount of the Class A(2001-1) notes or such other amount designated by the issuer. See "Deposit and Application of Funds--Targeted Deposits to the Accumulation Reserve Account."

Shared Excess Available Funds

The MBNAseries will be included in "Group A." In addition to the MBNAseries, the issuer may issue other series of notes that are included in Group A. As of the date of this prospectus supplement, the MBNAseries is the only series of notes issued by the issuer.

To the extent that available funds allocated to the MBNAseries are available after all required applications of such amounts as described in "Deposit and Application of Funds--Allocation of MBNAseries Available Funds," these unused available funds, called shared excess available funds, will be applied to cover shortfalls in available funds for other series of notes in Group A. In addition, the MBNAseries may receive the benefits of shared excess available funds from other series in Group A, to the extent available funds for such other series of notes are not needed for such series. See "Deposit and Application of Funds--Shared Excess Available Funds" herein and "Sources of Funds to Pay the Notes--The Collateral Certificate" and "--Deposit and Application of Funds" in the prospectus.

Stock Exchange Listing

The issuer will apply to list these Class A(2001-1) notes on the Luxembourg Stock Exchange. The issuer cannot guarantee that the application for the listing will be accepted. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for these Class A(2001-1) notes, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, to determine whether these Class A(2001-1) notes have been listed on the Luxembourg Stock Exchange.

Ratings

The issuer will issue these Class A(2001-1) notes only if they are rated at least "AAA" or "Aaa" or its equivalent by at least one nationally recognized rating agency.

Other tranches of Class A notes may have different rating requirements from the Class A(2001-1) notes.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its expected principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See "Risk Factors--If the ratings of the notes are lowered or withdrawn, their market value could decrease" in the prospectus.

                                  Risk Factors

  The risk factors disclosed in this section and in "Risk Factors" in the accompanying prospectus describe the principal risk factors of an investment in the Class A(2001-1) notes.

            Only some of the assets of the issuer are available for payments on any tranche of notes

            The sole source of payment of principal of and
            interest on your tranche of notes is provided by:

            . the portion of the available principal amounts and
              available funds allocated to the MBNAseries and available to your tranche of notes after giving effect to any reallocations and payments and deposits for senior notes; and

            . funds in the applicable issuer accounts for your tranche of notes.

            As a result, you must rely only on the particular allocated assets as security for your tranche of notes for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the issuer or any other person for payment of your notes. See "Sources of Funds to Pay the Notes" in this prospectus supplement and in the accompanying prospectus.

            In addition, if there is a sale of credit card receivables due to the insolvency of MBNA, due to an event of default and acceleration or on the applicable legal maturity date, as described in "Deposit and Application of Funds--Sale of Credit Card Receivables" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Credit Card Receivables" in the accompanying prospectus, your tranche of notes has recourse only to the proceeds of that sale, any amounts then on deposit in the issuer accounts allocated to and held for the benefit of your tranche of notes and any amounts payable under any applicable derivative agreement.

            The derivative agreement can affect the amount of credit enhancement available to the notes

            Since the derivative counterparty makes payments under the derivative agreement based on a fixed rate for the related transfer date and the issuer makes payments under the derivative agreement based on a floating rate for the related transfer date, it is possible that the amount owing to the derivative counterparty for any transfer date could exceed the amount owing to the issuer for the related transfer date and that a net derivative payment will be owing by the issuer to the derivative counterparty. If a net derivative payment is owing by the issuer to the derivative counterparty for any transfer date, the derivative counterparty will be entitled to that payment from MBNAseries available funds and certain other available amounts otherwise allocated to the Class A(2001-1) notes and deposited into the interest funding subaccount for the Class A(2001-1) notes. If deposits to the interest funding subaccount for net derivative payments are made out of reallocated available principal amounts, the amount of credit enhancement supporting the Class A(2001-1) notes may be reduced.

            A payment default under the derivative agreement or a termination of the derivative agreement may result in early or reduced payment on the notes

            If the long-term credit rating of the derivative counterparty guarantor is reduced below "BBB-" by Standard & Poor's or below "Baa3" by Moody's, or is withdrawn by either Standard & Poor's or Moody's, the derivative counterparty will be directed to assign its rights and obligations under the derivative agreement to a replacement derivative counterparty. You should be aware that there may not be a suitable replacement derivative counterparty. In addition, we cannot assure you that any assignment of the derivative counterparty's rights and obligations will occur.

            A payment default by the derivative counterparty or the issuer may result in the termination of the derivative agreement. The derivative agreement may also be terminated upon the occurrence of certain other events described under "The Notes--Sources of Funds to Pay the Notes--Payments Received from Derivative Counterparties."

            Although the rating agencies have not relied on the ratings of the derivative counterparty or the derivative party guarantor in rating any notes, but rather have relied on the value of the receivables and the benefits of the applicable credit enhancement, we cannot assure you that interest on the Class A(2001-1) notes can be paid if a payment default by the derivative counterparty occurs.

            The occurrence of certain events may result in early payment on the notes

            The occurrence of an investment company early redemption event will cause available principal amounts allocable to the Class A(2001-1) notes, including amounts on deposit in the related principal funding subaccount, if any, to be paid to the Class A(2001-1) noteholders as described under "The Indenture--Early Redemption Events" in the prospectus. The occurrence of an early redemption event other than an investment company early redemption event will cause available principal amounts allocable to the Class A(2001-1) notes to be accumulated in the related principal funding subaccount and not paid to the Class A(2001-1) noteholders until the expected principal payment date for the Class A(2001-1) notes, unless any of the following events occurs: the derivative agreement is terminated, an interest reserve account event occurs, an investment company early redemption event occurs or an event of default and acceleration of the Class A(2001-1) notes occurs. Furthermore, upon the occurrence of any such event, such amounts will not be accumulated, but instead will be paid to the Class A(2001-1) noteholders. We cannot assure you that any of these events will not occur prior to the expected principal payment date. See "The Notes--Sources of Funds to Pay the Notes--Payments Received from Derivative Counterparties" in this prospectus supplement and "Master Trust II--Pay Out Events" in the prospectus.

            A conservator or receiver may have the power to prevent or cause the liquidation of the receivables or to prevent the issuer from retaining amounts in the principal funding subaccount and keeping the notes outstanding which may result in delayed, accelerated or reduced payments

            In the case of certain events of insolvency, conservatorship or receivership of MBNA, a master trust II pay out event will occur (which is an early redemption event for the Class A(2001-1) notes), and MBNA will stop transferring newly created principal receivables to master trust II. The master trust II trustee will then proceed to liquidate the credit card receivables, unless otherwise instructed within a specified period by holders of certificates (including the collateral certificate) representing interests aggregating more than 50% of the investor interest of each series (or if any series has more than one class, of each class, and any other person specified in the master trust II agreement or a series supplement). The noteholders as holders of the collateral certificate will be deemed to have disapproved of such liquidation. If such liquidation occurs, there may be no further collections in respect of principal receivables or finance charge receivables by master trust II and, therefore, no MBNAseries available principal amounts or MBNAseries available funds.

            If the master trust II trustee liquidates the receivables, the proceeds from such liquidation allocable to the Class A(2001-1) notes will be deposited into the principal funding subaccount up to the outstanding dollar principal amount of the Class A(2001-1) notes. If the master trust II trustee is instructed not to liquidate the receivables as described above and in "Master Trust II--Pay Out Events" in the prospectus, MBNAseries available principal amounts allocable to the Class A(2001-1) notes will be deposited into the principal funding subaccount up to the outstanding dollar principal amount of the Class A(2001-1) notes. In either case, the derivative agreement will remain in effect and the Class A notes will remain outstanding until the earliest of:

            . the expected principal payment date of the Class
              A(2001-1) notes;

            . the date on which an investment company early
              redemption event occurs;

            . the date on which an interest reserve account event
              occurs;

            . the date on which the derivative agreement
              terminates; and

            . the date on which an event of default and
              acceleration of the Class A(2001-1) notes occurs,

            at which time the amount on deposit in the principal funding account will be distributed to the Class
            A(2001-1) noteholders.

            However, if the only early redemption event to occur is the master trust II pay out event relating to the insolvency of MBNA or the appointment of a conservator or receiver for MBNA, the conservator or receiver may have the power to prevent the liquidation of the receivables or to cause the liquidation of the receivables regardless of the vote of the investor certificateholders and noteholders. In addition, a conservator or receiver may have the power (i) to prevent the deposit of liquidation proceeds in the principal funding subaccount or (ii) if there is no liquidation, to cause the payment of the notes prior to the expected principal payment date. A conservator or receiver may also have the power to terminate or assign the derivative agreement, take any funds on deposit in the accumulation reserve subaccount, and require the Class A(2001-1) notes to remain outstanding until the legal maturity date. If a conservator or receiver were to take any such actions, your payments could be delayed, accelerated or reduced. See "Risk Factors" and"Material Legal Aspects of the Receivables-- Certain Matters Relating to Conservatorship or Receivership" in the prospectus.

            Class A and Class B notes of the MBNAseries can lose their subordination under some circumstances resulting in delayed or reduced payments to you

            Subordinated notes of the MBNAseries may have expected principal payment dates and legal maturity dates earlier than some or all of the notes of the senior classes.

            If notes of a subordinated class reach their expected principal payment date at a time when they are needed to provide the required subordination for the senior classes of the MBNAseries and the issuer is unable to issue additional notes of that subordinated class or obtain acceptable alternative forms of credit enhancement, prefunding of the senior classes will begin and such subordinated notes will not be paid on their expected principal payment date. The principal funding subaccounts for the senior classes will be prefunded with available principal amounts allocable to the MBNAseries and available for that purpose in an amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior classes. See "Deposit and Application of Funds--Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account."

            There will generally be a 29-month period between the expected principal payment date and the legal maturity date of the subordinated notes to prefund the principal funding subaccounts of the senior classes, if necessary. Notes of a subordinated class which have reached their expected principal payment date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their expected principal payment date. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of receivables or otherwise, whether or not the senior classes of notes have been fully prefunded.

            If the rate of repayment of principal receivables in master trust II were to decline during this prefunding period, then the principal funding subaccounts for the senior classes of notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event and only to the extent not fully prefunded, the senior classes would not have the required subordination beginning on the legal maturity date of those subordinated notes unless additional subordinated notes of that class were issued or a sufficient amount of senior notes have matured so that the remaining outstanding subordinated notes provide the necessary subordination.

            The table under "The Master Trust II Portfolio-- Principal Payment Rates" sets forth the highest and lowest cardholder monthly principal payment rates for the master trust II portfolio during the periods shown in such table. Principal payment rates may change due to a variety of factors including economic, social and legal factors, changes in the terms of credit card accounts by MBNA or the addition of credit card accounts to master trust II with different characteristics. There can be no assurance that the rate of principal repayment will remain in this range in the future.

            Yield and payments on the receivables could decrease resulting in the receipt of principal payments earlier than the expected principal payment date

            There is no assurance that the stated principal amount of your notes will be paid on its expected principal payment date.

            A significant decrease in the amount of credit card receivables in master trust II for any reason could result in an early redemption event and in early payment of your notes, as well as decreased protection to you against defaults on the credit card receivables. In addition, the effective yield on the credit card receivables owned by master trust II could decrease due to, among other things, a change in periodic finance charges on the credit card accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges. This could reduce the amount of available funds. If the amount of excess available funds for any three consecutive calendar months is less than the required excess available funds for such three months, an early redemption event will occur and could result in an early payment of your notes. See "Prospectus Supplement Summary--Early Redemption of Notes."

            See "Risk Factors" in the prospectus for a discussion of other circumstances under which you may receive principal payments earlier or later than the expected principal payment date.

                                    Glossary

  This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page S-63 in this prospectus supplement and beginning on page 101 in the accompanying prospectus.

                                   The Notes

  The MBNAseries notes will be issued pursuant to the indenture and an indenture supplement. The following discussion and the discussion under "The Notes" and "The Indenture" in the prospectus summarize the material terms of the notes, the indenture and the MBNAseries indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the MBNAseries indenture supplement. Neither the indenture nor the MBNAseries indenture supplement limits the aggregate principal amount of notes that may be issued.

  The MBNAseries will be included in Excess Available Funds Group A for the purpose of sharing excess available funds. The MBNAseries notes will be issued in classes. Each class of notes may have multiple tranches which may be issued at different times and have different terms. Whenever a "class" of notes is referred to in this prospectus supplement or the accompanying prospectus, it includes all tranches of that class of notes, unless the context otherwise requires.

  No senior class of the MBNAseries may be issued unless a sufficient amount of subordinated notes or other acceptable credit enhancement have previously been issued and are outstanding. See "--Issuances of New Series, Classes and Tranches of Notes--Required Subordinated Amount."

  The issuer will pay principal of and interest on the Class A(2001-1) notes solely from the portion of MBNAseries Available Funds and MBNAseries Available Principal Amounts and from other amounts which are available to the Class A(2001-1) notes under the indenture and the MBNAseries indenture supplement after giving effect to all allocations and reallocations. If those sources are not sufficient to pay the Class A(2001-1) notes, Class A(2001-1) noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on those notes.

Subordination of Principal and Interest

  Principal and interest payments on Class B notes and Class C notes of the MBNAseries are subordinated to payments on Class A notes of the MBNAseries. Subordination of Class B notes and Class C notes of the MBNAseries provides credit enhancement for Class A notes of the MBNAseries.

  Principal and interest payments on Class C notes of the MBNAseries are subordinated to payments on Class A notes and Class B notes of the MBNAseries. Subordination of

Class C notes of the MBNAseries provides credit enhancement for Class A notes and Class B notes of the MBNAseries.

  In addition, in the case of a discount note, the accreted principal of that note corresponding to capitalized interest will be senior or subordinated to the same extent that principal is senior or subordinated.

  MBNAseries Available Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay a portion of the master trust II servicing fee allocable to the MBNAseries, subject to certain limitations. In addition, charge-offs due to uncovered defaults on principal receivables in master trust II allocable to the MBNAseries generally are reallocated from the senior classes to the subordinated classes of the MBNAseries. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount" and "Master Trust II--Defaulted Receivables; Rebates and Fraudulent Charges" in the prospectus.

  In the MBNAseries, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

  . If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. See "Deposit and Application of Funds--Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account" and "--Allocation to Principal Funding Subaccounts." For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes and Class C notes may be repaid when such Class B notes and Class C notes are required to be repaid even if other tranches of Class A notes are outstanding.

  . If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in "Deposit and Application of Funds--Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account--Prefunding of the Principal Funding Account for Senior Classes."

  . If new tranches of subordinated notes are issued so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination.

  . If the subordinated tranche of notes reaches its legal maturity date and there is a sale of credit card receivables as described in "Deposit and Application of Funds--Sale of Credit Card Receivables."

  MBNAseries Available Principal Amounts remaining after any reallocations for interest on the senior notes or for a portion of the master trust II servicing fee allocable to the MBNAseries will be applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes if such remaining amounts are not sufficient to make all required targeted deposits.

Issuances of New Series, Classes and Tranches of Notes

  Conditions to Issuance

  The issuer may issue new series, classes and tranches of notes (including additional notes of an outstanding tranche or class), so long as the conditions to issuance listed in "The Notes--Issuances of New Series, Classes and Tranches of Notes" in the prospectus are satisfied and so long as any increase in the targeted deposit amount of any Class C reserve subaccount caused by such issuance will have been funded on or prior to such issuance date.

  The issuer and the indenture trustee are not required to obtain the consent of any noteholder of any outstanding series, class or tranche to issue any additional notes.

  Required Subordinated Amount

  No Class A notes or Class B notes may be issued unless the required subordinated amount of subordinated classes is available at the time of its issuance. The required subordinated amount of a tranche of a senior class of notes of the MBNAseries is the aggregate nominal liquidation amount of a subordinated class that is required to be outstanding and available on the date when a tranche of a senior class of notes is issued.

  The issuer may change the required subordinated amount for any tranche of notes of the MBNAseries, or the method of computing the required subordinated amount, at any time without the consent of any noteholders so long as the issuer has:

  . received confirmation from each rating agency that has rated any outstanding notes that the change will not result in the reduction, qualification or withdrawal of its then-current rating of any outstanding notes in the MBNAseries; and

  . delivered an opinion of counsel that for federal income tax purposes (1) the change will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes of the issuer that were characterized as debt at the time of their issuance, (2) following the change, the issuer will not be treated as an association, or publicly traded partnership, taxable as a corporation, and (3) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of such notes.

  In order to issue Class A notes, the issuer must calculate the available amount of Class B notes and Class C notes. The issuer will first calculate the amount of Class B notes available for such new tranche of Class A notes. This is done by computing the following:

  . the aggregate nominal liquidation amount of all tranches of outstanding
    Class B notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class B notes to be made on that date; minus

  . the aggregate amount of the Class A required subordinated amount of Class B notes for all other Class A notes which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to Class A notes to be made on that date.

  The calculation in the prior paragraph will also be made in the same manner for calculating the amount of Class C notes available for Class A notes and the amount of Class C notes available for Class B notes.

  Waiver of Issuance Conditions

  If the issuer obtains confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series, class or tranche of notes will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by that rating agency, then some of the conditions to issuance described above and under "The Notes--Issuance of New Series, Classes and Tranches of Notes" in the prospectus may be waived.

Sources of Funds to Pay the Notes

  The Collateral Certificate

  The primary source of funds for the payment of principal of and interest on the notes is the collateral certificate issued by master trust II to the issuer. For a description of the collateral certificate, master trust II and its assets, see "Master Trust II" and "Sources of Funds to Pay the Notes--The Collateral Certificate" in the prospectus.

  Payments Received from Derivative Counterparties

  The issuer may enter into derivative agreements with respect to certain tranches of the MBNAseries as a source of funds to pay principal of or interest on the notes. See "Deposit and Application of Funds--Payments Received from Derivative Counterparties for Interest in Foreign Currencies" and "--Payments Received from Derivative Counterparties for Principal." On the date the Class A(2001-1) notes are issued, the issuer will enter into a derivative agreement for interest (referred to in this prospectus supplement as the derivative agreement) with Lehman Brothers Special Financing Inc., the derivative counterparty.

  The amount payable by the derivative counterparty to the issuer under the derivative agreement will be, for each Transfer Date, an amount equal to one-twelfth of the product of (a) 5.75% and (b) the outstanding dollar principal amount of the Class A(2001-1) notes at the end of the prior month. In the case of the first Transfer Date, such amounts will include accrued amounts for the period from and including the issuance date to but excluding the first interest payment date. Payments from the derivative counterparty to the issuer will be calculated on the basis of a 360-day year and twelve 30-day months.

  The amount payable by the issuer to the derivative counterparty under the derivative agreement will be, for each Transfer Date, an amount equal to the product of:

    (i) a fraction, the numerator of which is the actual number of days in the interest period relating to such Transfer Date, and the denominator of which is 360;

    (ii) a rate not to exceed 0.15% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to such interest period; and

    (iii) the outstanding dollar principal amount of the Class A(2001-1) notes at the end of the prior month.

  An "interest period" begins on and includes an interest payment date and ends on but excludes the next interest payment date. However, the first interest period will begin on and include the issuance date.

  With respect to each Transfer Date, the Net Derivative Receipt, if any, will be treated as MBNAseries Available Funds. The Net Derivative Payment, if any, will be paid to the derivative counterparty out of MBNAseries Available Funds and certain other available amounts allocated to the Class A(2001-1) notes and deposited into the related interest funding subaccount, including amounts on deposit in the accumulation reserve subaccount and reallocated MBNAseries Available Principal Amounts, based on the respective amounts due as described under "Deposit and Application of Funds--Targeted Deposits of MBNAseries Available Funds to the Interest Funding Account."

  The "Net Derivative Payment," for any Transfer Date, means, (a) if the netting provisions of the derivative agreement apply, the amount by which the Floating Amount for such date exceeds the Fixed Amount for such date, and (b) otherwise, an amount equal to the Floating Amount for such date.

  The "Net Derivative Receipt," for any Transfer Date, means, (a) if the netting provisions of the derivative agreement apply, the amount by which the Fixed Amount for such date exceeds the Floating Amount for such date, and (b) otherwise, an amount equal to the Fixed Amount for such date.

  The netting provisions of the derivative agreement will apply unless the issuer elects gross payments to be made pursuant to the provisions of the derivative agreement. If the issuer elects gross payments under the derivative agreement, the issuer's obligation to pay the Floating Amount on any Transfer Date to the derivative counterparty pursuant to the terms of the derivative agreement is conditioned upon the prior receipt of the Fixed Amount from the derivative counterparty for such date.

  The "Fixed Amount," for any Transfer Date, means an amount equal to the fixed amount (including any termination payments pursuant to the derivative agreement) payable by the derivative counterparty to the issuer for such date pursuant to the terms of the derivative agreement.

  The "Floating Amount," for any Transfer Date, means an amount equal to the floating amount payable by the issuer to the derivative counterparty for such date pursuant to the derivative agreement minus the excess of (i) the targeted amount of principal funding subaccount earnings for the Class A(2001-1) notes for the related month over (ii) the sum of the amount actually earned on such funds for the related month, plus amounts withdrawn from the applicable accumulation reserve subaccount, plus collections of finance charge receivables allocable to the designated portion of the Seller Interest, if any, plus amounts withdrawn from a derivative reserve account, in each case, to cover shortfalls on principal funding subaccount earnings, if any. The Floating Amount does not include any termination payments payable by the issuer to the derivative counterparty pursuant to the derivative agreement.

  The derivative agreement will terminate by its terms, whether or not the Class A(2001-1) notes have been paid in full prior to such termination, upon the earliest to occur of:

    (i) the termination of the issuer pursuant to the terms of the indenture;

    (ii) the payment in full of the Class A(2001-1) notes;

    (iii) the expected principal payment date for the Class A(2001-1) notes;

    (iv) the insolvency, conservatorship or receivership of the derivative counterparty;

    (v) the failure on the part of the issuer or the derivative counterparty to make any payment under the derivative agreement within the applicable grace period, if any;

    (vi) illegality on the part of the issuer or the derivative counterparty to be a party to, or perform an obligation under, the derivative agreement; and

    (vii) the termination of the guaranty provided by the derivative counterparty guarantor to the derivative counterparty without a suitable replacement guaranty or similar arrangement.

  In the event that the derivative agreement terminates prior to the payment in full of the Class A(2001-1) notes, applications of MBNAseries Available Funds to fund targeted deposits to the interest funding subaccount will be made without the benefit of any Net Derivative Receipts that might have been due for any future Transfer Dates.

  If (i) the derivative counterparty guarantor's short-term credit rating from Standard & Poor's is below "A-1", (ii) in the case of a replacement derivative counterparty that does not have a short-term credit rating from Standard & Poor's, such derivative counterparty's long-term credit rating from Standard & Poor's is below "A+", or (iii) either of such ratings is withdrawn by Standard & Poor's, the derivative counterparty will be required within 30 days from the date of such rating or withdrawal to fund an interest reserve account in an amount equal to one-twelfth of the product of (a) 5.75% and (b) the outstanding dollar principal amount of the Class A(2001-1) notes at the end of the month preceding such reduction or withdrawal (the "required interest reserve amount"). On any Transfer Date after such deposit, if Standard & Poor's short-term credit rating of the derivative counterparty or its guarantor is "A-1" or higher, or if Standard & Poor's long-term credit rating of the derivative counterparty or its guarantor is "A+" or higher, the issuer will distribute any amounts on deposit in the interest reserve account to the derivative counterparty pursuant to the terms of the derivative agreement. The issuer will establish and maintain the interest reserve account for the benefit of the Class A(2001-1) noteholders. There can be no assurance that the derivative counterparty can or will adequately fund the interest reserve account. If the derivative counterparty fails to adequately fund the interest reserve account within 30 days of such reduction or withdrawal (an "interest reserve account event"), then (i) if an early redemption event has not previously occurred, upon the occurrence of an early redemption event, MBNAseries Available Principal Amounts allocable to the Class A(2001-1) notes, together with any amounts in the principal funding subaccount for the Class A(2001-1) notes, will not be retained in such subaccount and will be paid to the Class A(2001-1) noteholders or (ii) if an early redemption event has previously occurred, upon the occurrence of such interest reserve account event, any amounts in the principal funding subaccount for the Class A(2001-1) notes will not be retained in such account and will, together with MBNAseries Available Principal Amounts allocable to the Class A(2001-1) notes, if any, be paid to the Class A(2001-1) noteholders.

  All amounts on deposit in the interest reserve account on any Transfer Date (after giving effect to any deposits to the interest reserve account to be made on such Transfer Date) will be invested in Permitted Investments. Investment earnings on amounts on deposit in the interest reserve account will be retained in the interest reserve account (to the extent the amount on deposit is less than the required interest reserve amount) or paid to the derivative counterparty.

  On the Transfer Date on or following the termination of the derivative agreement due to a default by the derivative counterparty, the issuer will withdraw an amount equal to the Net Derivative Receipt, if any, for such Transfer Date, plus the amount of any Net Derivative Receipt previously due but not paid, from funds on deposit in the interest reserve account, if any, and treat such amounts as MBNAseries Available Funds as described under "Deposit and Application of Funds--MBNAseries Available Funds" as if such amounts were a Net Derivative Receipt received from the derivative counterparty. The interest reserve account will thereafter be terminated.

  Upon the termination of the interest reserve account, any remaining amounts will be paid to the derivative counterparty.

  In the event the long-term credit rating of the derivative counterparty guarantor or a replacement derivative counterparty is reduced below "BBB-" by Standard & Poor's or below "Baa3" by Moody's, or is withdrawn by either Standard & Poor's or Moody's, the issuer will direct the derivative counterparty to assign its rights and obligations under the derivative agreement to a replacement derivative counterparty. There can be no assurance that a successor derivative counterparty will be found or that such assignment can be made.

  The rating agencies have not relied on the ratings of the derivative counterparty in rating the Class A(2001-1) notes but rather on the value of the receivables in master trust II and the terms of the applicable credit enhancements. See "Risk Factors."

  Derivative Counterparty

  The derivative counterparty under the derivative agreement for interest for the Class A(2001-1) notes is Lehman Brothers Special Financing Inc. ("LBSF"), a Delaware corporation and wholly owned subsidiary of Lehman Brothers Holdings Inc. ("Holdings"), a Delaware corporation. The obligations of LBSF under the derivative agreement are fully and unconditionally guaranteed by Holdings. Holdings currently has a long-term unsecured debt credit rating of "A" and a short-term credit rating of "A-1" from Standard & Poor's and a long-term unsecured debt credit rating of "A2" and a short-term credit rating of "P-1" from Moody's.

  The information set forth in the preceding paragraph and in the first and second sentences of the last paragraph of "Summary of Terms--Derivative Agreement" has been provided by the derivative counterparty. The issuer makes no representations as to the accuracy or completeness of such information.

  The Issuer Accounts

  The issuer will establish a principal funding account, an interest funding account and an accumulation reserve account for the benefit of the MBNAseries, which will have subaccounts for each tranche of notes of the MBNAseries, and a Class C reserve account, which will have subaccounts for each tranche of Class C notes of the MBNAseries.

  Each month, distributions on the collateral certificate will be deposited into the collection account, and then allocated to each series of notes (including the MBNAseries) as described in the accompanying prospectus, and then allocated to the principal funding account, the interest funding account, the accumulation reserve account, the Class C reserve account and any other supplemental account, to make payments under any applicable derivative agreements and additionally as specified in "Deposit and Application of Funds."

  Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the MBNAseries notes when such payments are due. Payments of interest and principal will be due in the month when the funds are deposited into the accounts, or in later months. If interest on a note is not scheduled to be paid every month-- for example, if interest on that note is payable quarterly, semiannually or at another interval less frequently than monthly--the issuer will deposit accrued interest amounts funded from MBNAseries Available Funds into the interest funding subaccount for that note to be held until the interest is due. See "Deposit and Application of Funds--Targeted Deposits of MBNAseries Available Funds to the Interest Funding Account."

  If the issuer anticipates that MBNAseries Available Principal Amounts will not be enough to pay the stated principal amount of a note on its expected principal payment date, the issuer may begin to apply MBNAseries Available Principal Amounts in months before the expected principal payment date and deposit those funds into the principal funding subaccount established for that tranche to be held until the expected principal payment date of that note. However, since funds in the principal funding subaccount for tranches of subordinated notes will not be available for credit enhancement for any senior classes of notes, MBNAseries Available Principal Amounts will not be deposited into the principal funding subaccount for a tranche of subordinated notes if such deposit would reduce the available subordination below the required subordination.

  If the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of principal in the principal funding subaccount for the applicable tranche of notes, the amount of such shortfall will be withdrawn from the accumulation reserve account to the extent available, unless the amounts on deposit in the principal funding subaccount are prefunded amounts, in which case additional finance charge collections will be allocable to the collateral certificate and the MBNAseries and will be treated as MBNAseries Available Funds as described under "Deposit and Application of Funds--MBNAseries Available Funds" in this prospectus supplement and "Master Trust II-- Application of Collections" in the prospectus.

  Limited Recourse to the Issuer; Security for the Notes
  The collateral certificate is allocated a portion of collections of finance charge receivables, collections of principal receivables, its share of the payment obligation on the master trust II servicing fee and its share of defaults on principal receivables in master trust II based on the investor percentage. The MBNAseries and the other series of notes are secured by a shared security interest in the collateral certificate and the collection account of the issuer, but each series of notes (including the MBNAseries) is entitled to the benefits of only that portion of those assets allocable to it under the indenture and the applicable indenture supplement. Therefore, only a portion of the collections allocated to the collateral certificate are available to the MBNAseries. Similarly, MBNAseries notes are entitled only to their allocable share of MBNAseries Available Funds, MBNAseries Available Principal Amounts, amounts on deposit in the applicable issuer accounts, any payments received from derivative counterparties (to the extent not included in MBNAseries Available Funds) and proceeds of the sale of credit card receivables by master trust II. Noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

  Each tranche of notes of the MBNAseries is entitled to the benefits of only that portion of the issuer's assets allocated to that tranche under the indenture and the MBNAseries indenture supplement. Each tranche of notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, the applicable accumulation reserve subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount and any other applicable supplemental account, and by a security interest in any applicable derivative agreement.

Early Redemption of the Notes
  The early redemption events applicable to all notes are described in "The Indenture-- Early Redemption Events" in the prospectus. In addition, if for any date the amount of Excess Available Funds averaged over the three preceding months is less than the Required Excess Available Funds for such date, an early redemption event for the Class A(2001-1) notes will occur.

  If any of the early redemption events applicable to the Class A(2001-1) notes occurs (other than an investment company early redemption event) and the derivative agreement has not been terminated, an interest reserve account event has not occurred and an event of default and acceleration of the Class A(2001-
1) notes has not occurred, MBNAseries Available Principal Amounts allocable to the Class A(2001-1) notes and amounts in the principal funding subaccount for the Class A(2001-1) notes will not be paid to the holders of the Class A(2001-1) notes as described under "The Notes--Early Redemption of the Notes" and "The Indenture--Early Redemption of the Notes" in the prospectus, but instead will be retained in the principal funding subaccount for the Class A(2001-1) notes until the expected principal payment date of the Class A(2001-1) notes. However, if (i) the derivative agreement terminates, (ii) an interest reserve account event occurs, (iii) an investment company early redemption event occurs or (iv) an event of default and acceleration of the Class A(2001-1) notes occurs, such amounts will not be accumulated in the principal funding subaccount for the Class A(2001-1) notes, but instead will be paid to the holders of the Class A(2001-1) notes. See "The Notes--Sources of Funds to Pay the Notes--Payments Received from Derivative Counterparties" for a description of an interest reserve account event and the derivative agreement termination events.


                        Deposit and Application of Funds

  The indenture specifies how Available Funds (primarily consisting of collections of finance charge receivables allocated and paid to the collateral certificateholder) and Available Principal Amounts (primarily consisting of collections of principal receivables allocated and paid to the collateral certificateholder) will be allocated among the multiple series of notes secured by the collateral certificate. The MBNAseries indenture supplement specifies how MBNAseries Available Funds (which are the MBNAseries' share of Available Funds plus other amounts treated as MBNAseries Available Funds) and MBNAseries Available Principal Amounts (which are the MBNAseries' share of Available Principal Amounts plus other amounts treated as MBNAseries Available Principal Amounts) will be deposited into the issuer accounts established for the MBNAseries to provide for the payment of interest on and principal of MBNAseries notes as payments become due. In addition, the MBNAseries indenture supplement specifies how defaults on principal receivables in master trust II and the master trust II servicing fee will be allocated to the collateral certificate and the MBNAseries. The following sections summarize those provisions.

MBNAseries Available Funds

  MBNAseries Available Funds will consist of the following amounts:

   . The MBNAseries' share of collections of finance charge receivables allocated and paid to the collateral certificateholder and investment earnings on funds held in the collection account. See "Sources of Funds to Pay the Notes--Deposit and Application of Funds" in the prospectus.

   . Withdrawals from the accumulation reserve subaccount.

    If the number of months targeted to accumulate budgeted deposits of MBNAseries Available Principal Amounts for the payment of principal on a tranche of notes is greater than one month, then the issuer will begin to fund an accumulation reserve subaccount for such tranche. See "-- Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account." The amount targeted to be deposited in the accumulation reserve account for each month, beginning with the third month prior to which MBNAseries Available Principal Amounts are to be accumulated for such tranche, will be an amount equal to 0.5% of the outstanding dollar principal amount of such tranche of notes.

    On each Transfer Date, the issuer will calculate the targeted amount of principal funding subaccount earnings for each tranche of notes, which will be equal to the amount that the funds (other than prefunded amounts) on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer--taking into account payments due under applicable derivative agreements--on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, then the amount of such shortfall will be withdrawn from the applicable accumulation reserve subaccount and treated as MBNAseries Available Funds for such month.

   . Additional finance charge collections allocable to the MBNAseries.

    The issuer will notify the servicer from time to time of the aggregate prefunded amount on deposit in the principal funding account. Whenever there are any prefunded amounts on deposit in any principal funding subaccount, master trust II will designate an amount of the Seller Interest equal to such prefunded amounts. On each Transfer Date, the issuer will calculate the targeted amount of principal funding subaccount prefunded amount earnings for each tranche of notes, which will be equal to the amount that the prefunded amounts on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer--taking into account payments due under applicable derivative agreements--on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, collections of finance charge receivables allocable to such designated portion of the Seller Interest up to the amount of the shortfall will be treated as MBNAseries Available Funds. See "Master Trust II--Application of Collections" in the prospectus.

   . Investment earnings on amounts on deposit in the principal funding account, interest funding account and accumulation reserve account for the MBNAseries.

   . Any shared excess available funds allocable to the MBNAseries.

    See "--Shared Excess Available Funds" in this prospectus supplement.

   . Amounts received from derivative counterparties.

    Unless otherwise specified in the MBNAseries indenture supplement, payments received under derivative agreements for interest on notes of the MBNAseries payable in U.S. dollars will be treated as MBNAseries Available Funds.

Application of MBNAseries Available Funds

  On each Transfer Date, the indenture trustee will apply MBNAseries Available Funds as follows:

   . first, to make the targeted deposits to the interest funding account to fund the payment of interest on the notes and certain payments due to derivative counterparties;

   . second, to pay the MBNAseries's share of the master trust II servicing fee, plus any previously due and unpaid master trust II servicing fee allocable to the MBNAseries, to the servicer;

   . third, to be treated as MBNAseries Available Principal Amounts in an amount equal to the amount of defaults on principal receivables in master trust II allocated to the MBNAseries for the preceding month;

   . fourth, to be treated as MBNAseries Available Principal Amounts in an amount equal to the Nominal Liquidation Amount Deficits, if any, of MBNAseries notes;

   . fifth, to make the targeted deposit to the accumulation reserve account, if any;

   . sixth, to make the targeted deposit to the Class C reserve account, if any;

   . seventh, to make any other payment or deposit required by any class or tranche of MBNAseries notes;

   . eighth, to be treated as shared excess available funds; and

   . ninth, to the issuer.

Targeted Deposits of MBNAseries Available Funds to the Interest Funding Account

  The aggregate deposit targeted to be made each month to the interest funding account will be equal to the sum of the interest funding account deposits targeted to be made for each tranche of notes set forth below. The deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

  . Interest Payments. The deposit targeted for any tranche of outstanding interest-bearing notes on each Transfer Date will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

  . Amounts Owed to Derivative Counterparties. If a tranche of notes has a Performing or non-Performing derivative agreement for interest that provides for payments to the applicable derivative counterparty, in addition to any applicable stated interest as determined under the item above, the deposit targeted for that tranche of notes on each Transfer Date with respect to any payment to the derivative counterparty will be specified in the MBNAseries indenture supplement.

  . Discount Notes. The deposit targeted for a tranche of discount notes on each Transfer Date is the amount of accretion of principal of that tranche of notes from and including the prior Monthly Principal Accrual Date--or in the case of the first Monthly Principal Accrual Date, from and including the date of issuance of that tranche--to but excluding the first Monthly Principal Accrual Date for the next month.

  . Specified Deposits. If any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche each month are the specified amounts.

  . Additional Interest. The deposit targeted for any tranche of notes that has previously due and unpaid interest for any month will include the interest accrued on that overdue interest during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

  Each deposit to the interest funding account for each month will be made on the following Transfer Date. A tranche of notes may be entitled to more than one of the preceding deposits.

  A class or tranche of notes for which credit card receivables have been sold by master trust II as described in "--Sale of Credit Card Receivables" will not be entitled to receive any of the preceding deposits to be made from MBNAseries Available Funds after the sale has occurred.

Allocation to Interest Funding Subaccounts

  The aggregate amount to be deposited in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes, as follows:

  . MBNAseries Available Funds are at least equal to targeted amounts. If
    MBNAseries Available Funds are at least equal to the sum of the deposits targeted by each tranche of notes as described above, then that targeted amount will be deposited in the interest funding subaccount established for each tranche.

  . MBNAseries Available Funds are less than targeted amounts. If MBNAseries
    Available Funds are less than the sum of the deposits targeted by each tranche of notes as described above, then MBNAseries Available Funds will be allocated to each tranche of notes as follows:

    --first, to cover the deposits with respect to the Class A notes
      (including any applicable derivative counterparty payments),

    --second, to cover the deposits with respect to the Class B notes
      (including any applicable derivative counterparty payments), and

    --third, to cover the deposits with respect to the Class C notes
      (including any applicable derivative counterparty payments).

  In each case, MBNAseries Available Funds allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

  --the aggregate amount of the deposits targeted with respect to that tranche of notes, to

  --the aggregate amount of the deposits targeted with respect to all tranches of notes in such class.

Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes

  Payments received under derivative agreements for interest of foreign currency notes in the MBNAseries will be applied as specified in the MBNAseries indenture supplement.

Allocations of Reductions from Charge-Offs

  On each Transfer Date when there is a charge-off for uncovered defaults on principal receivables in master trust II allocable to the MBNAseries for the prior month, that reduction will be allocated (and reallocated) on that date to each tranche of notes as set forth below:

  Initially, the amount of such charge-off will be allocated to each tranche of outstanding notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for such tranche for the prior month to the Weighted Average Available Funds Allocation Amount for the MBNAseries for the prior month.

  Immediately afterwards, the amount of charge-offs allocated to the Class A notes and Class B notes will be reallocated to the Class C notes as set forth below, and the amount of charge-offs allocated to the Class A notes and not reallocated to the Class C notes because of the limits set forth below will be reallocated to the Class B notes as set forth below. In addition, charge-offs initially allocated to Class A notes which are reallocated to Class B notes because of Class C usage limitations can be reallocated to Class C notes if permitted as described below. Any amount of charge-offs which cannot be reallocated to a subordinated class as a result of the limits set forth below will reduce the nominal liquidation amount of the tranche of notes to which it was initially allocated.

 Limits on Reallocations of Charge-Offs to a Tranche of Class C Notes from Tranches of Class A and Class B Notes.

  No reallocations of charge-offs from a tranche of Class A notes to Class C notes may cause that tranche's Class A Usage of Class C Required Subordinated Amount to exceed that tranche's Class A required subordinated amount of Class C notes.

  No reallocations from a tranche of Class B notes to Class C notes may cause that tranche's Class B Usage of Class C Required Subordinated Amount to exceed that tranche's Class B required subordinated amount of Class C notes.

  The amount permitted to be reallocated to tranches of Class C notes will be applied to each tranche of Class C notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount of such tranche of Class C notes for the prior month to the

Weighted Average Available Funds Allocation Amount of all Class C notes in the MBNAseries for the prior month.

  No such reallocation will reduce the nominal liquidation amount of any tranche of Class C notes below zero.

 Limits on Reallocations of Charge-Offs to a Tranche of Class B Notes from Tranches of Class A Notes.

  No reallocations of charge-offs from a tranche of Class A notes to Class B notes may cause that tranche's Class A Usage of Class B Required Subordinated Amount to exceed that tranche's Class A required subordinated amount of Class B notes.

  The amount permitted to be reallocated to tranches of Class B notes will be applied to each tranche of Class B notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for that tranche of Class B notes for the prior month to the Weighted Average Available Funds Allocation Amount for all Class B notes in the MBNAseries for the prior month.

  No such reallocation will reduce the nominal liquidation amount of any tranche of Class B notes below zero.

  For each tranche of notes, the nominal liquidation amount of that tranche will be reduced by an amount equal to the charge-offs which are allocated or reallocated to that tranche of notes less the amount of charge-offs that are reallocated from that tranche of notes to a subordinated class of notes.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

  If there are MBNAseries Available Funds available to reimburse any Nominal Liquidation Amount Deficits on any Transfer Date, such funds will be allocated to each tranche of notes as follows:

  . first, to each tranche of Class A notes,

  . second, to each tranche of Class B notes, and

  . third, to each tranche of Class C notes.

  In each case, MBNAseries Available Funds allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

  --the Nominal Liquidation Amount Deficit of such tranche of notes, to

  --the aggregate Nominal Liquidation Amount Deficit of all tranches of such class.

  In no event will the nominal liquidation amount of a tranche of notes be increased above the Adjusted Outstanding Dollar Principal Amount of such tranche.

Application of MBNAseries Available Principal Amounts

  On each Transfer Date, the indenture trustee will apply MBNAseries Available Principal Amounts as follows:

  . first, for each month, if MBNAseries Available Funds are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes, then MBNAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month) will be allocated to the interest funding subaccount of each such tranche of Class A notes pro rata based on, in the case of each such tranche of Class A notes, the lesser of:

   --the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class A notes, and

   --an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II);

  . second, for each month, if MBNAseries Available Funds are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes, then MBNAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month minus the aggregate amount of MBNAseries Available Principal Amounts reallocated as described in the first clause above) will be allocated to the interest funding subaccount of each such tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

   --the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class B notes, and

   --an amount equal to the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II and the reallocation of MBNAseries Available Principal Amounts as described in the first clause above);

  . third, for each month, if MBNAseries Available Funds are insufficient to pay the portion of the master trust II servicing fee allocable to the MBNAseries, then MBNAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month minus the aggregate amount of MBNAseries Available Principal Amounts reallocated as described in the first and second clauses above) will be paid to the servicer in an amount equal to, and allocated to each such tranche of Class A notes pro rata based on, in the case of each tranche of Class A notes, the lesser of:

   --the amount of the deficiency times the Weighted Average Available Funds
     Allocation Amount for such tranche for such month to the Weighted Average Available Funds Allocation Amount for the MBNAseries for such month, and

   --an amount equal to the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II and the reallocation of MBNAseries Available Principal Amounts as described in the first and second clauses above);

  . fourth, for each month, if MBNAseries Available Funds are insufficient to pay the portion of the master trust II servicing fee allocable to the MBNAseries, then MBNAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month minus the aggregate amount of MBNAseries Available Principal Amounts reallocated as described in the first, second and third clauses above) will be paid to the servicer in an amount equal to, and allocated to each tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

   --the amount of the deficiency times the Weighted Average Available Funds
     Allocation Amount for such tranche for such month to the Weighted Average Available Funds Allocation Amount for the MBNAseries for such month, and

   --an amount equal to the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II and the reallocation of MBNAseries Available Principal Amounts as described in the preceding clauses);

  . fifth, to make the targeted deposits to the principal funding account as described below under "--Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account;" and

  . sixth, to the issuer for reinvestment in the Investor Interest of the collateral certificate.

  A tranche of notes for which credit card receivables have been sold by master trust II as described in "--Sale of Credit Card Receivables" will not be entitled to receive any further allocations of MBNAseries Available Funds or MBNAseries Available Principal Amounts.

  The Investor Interest of the collateral certificate is the sum of the nominal liquidation amounts of each tranche of notes issued by the issuer and outstanding and, therefore, will be reduced by the amount of MBNAseries Available Principal Amounts used to make deposits into the interest funding account, payments to the servicer and deposits into the principal funding account. If the Investor Interest of the collateral certificate is reduced because MBNAseries Available Principal Amounts have been used to make deposits into the interest funding account or payments to the servicer or because of charge-offs due to uncovered defaults on principal receivables in master trust II, the amount of Available Funds and Available Principal Amounts allocated to the collateral certificate and the amount of MBNAseries Available Funds and MBNAseries Available Principal Amounts will be reduced unless the reduction in the Investor Interest is reimbursed from amounts described above in the fourth item in "--Application of MBNAseries Available Funds."

Reductions to the Nominal Liquidation Amount of Subordinated Classes from Reallocations of MBNAseries Available Principal Amounts

  Each reallocation of MBNAseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class A notes as described in the first clause of "--Application of MBNAseries Available Principal Amounts" will reduce the nominal liquidation amount of the Class C notes. However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for such tranche of Class A notes.

  Each reallocation of MBNAseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class A notes as described in the first clause of "--Application of MBNAseries Available Principal Amounts" which does not reduce the nominal liquidation amount of Class C notes pursuant to the preceding paragraph will reduce the nominal liquidation amount of the Class B notes. However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes, and such reductions in the nominal liquidation amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

  Each reallocation of MBNAseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class B notes as described in the second clause of "--Application of MBNAseries Available Principal Amounts" will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class C notes.

  Each reallocation of MBNAseries Available Principal Amounts paid to the servicer as described in the third clause of "--Application of MBNAseries Available Principal Amounts" will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class C notes. However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for such tranche of Class A notes (after giving effect to the preceding paragraphs).

  Each reallocation of MBNAseries Available Principal Amounts paid to the servicer as described in the third clause of "--Application of MBNAseries Available Principal Amounts" which does not reduce the nominal liquidation amount of Class C notes as described above will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class B notes. However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated

Amount of Class B notes for such tranche of Class A notes (after giving effect to the preceding paragraphs), and such reductions in the nominal liquidation amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

  Each reallocation of MBNAseries Available Principal Amounts paid to the servicer as described in the fourth clause of "--Application of MBNAseries Available Principal Amounts" will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class C notes.

  Subject to the following paragraph, each reallocation of MBNAseries Available Principal Amounts which reduces the nominal liquidation amount of Class B notes as described above will reduce the nominal liquidation amount of each tranche of the Class B notes pro rata based on ratio of the Weighted Average Available Funds Allocation Amount for such tranche of Class B notes for the related month to the Weighted Average Available Funds Allocation Amount for all Class B notes for the related month. However, any allocation of any such reduction that would otherwise have reduced the nominal liquidation amount of a tranche of Class B notes below zero will be reallocated to the remaining tranches of Class B notes in the manner set forth in this paragraph.

  Each reallocation of MBNAseries Available Principal Amounts which reduces the nominal liquidation amount of Class B notes as described in the preceding paragraph may be reallocated to the Class C notes and such reallocation will reduce the nominal liquidation amount of the Class C notes. However, the amount of such reallocation from each tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes.

  Each reallocation of MBNAseries Available Principal Amounts which reduces the nominal liquidation amount of Class C notes as described above will reduce the nominal liquidation amount of each tranche of the Class C notes pro rata based on ratio of the Weighted Average Available Funds Allocation Amount for such tranche of Class C notes for the related month to the Weighted Average Available Funds Allocation Amount for all Class C notes for the related month. However, any allocation of any such reduction that would otherwise have reduced the nominal liquidation amount of a tranche of Class C notes below zero will be reallocated to the remaining tranches of Class C notes in the manner set forth in this paragraph.

  None of such reallocations will reduce the nominal liquidation amount of any tranche of Class B or Class C notes below zero.

  For each tranche of notes, the nominal liquidation amount of that tranche will be reduced by the amount of reductions which are allocated or reallocated to that tranche less the amount of reductions which are reallocated from that tranche to notes of a subordinated class.

Limit on Allocations of MBNAseries Available Principal Amounts and MBNAseries Available Funds

  Each tranche of notes will be allocated MBNAseries Available Principal Amounts and MBNAseries Available Funds solely to the extent of its nominal liquidation amount. Therefore, if the nominal liquidation amount of any tranche of notes has been reduced due to reallocations of MBNAseries Available Principal Amounts to cover payments of interest or the master trust II servicing fee or due to charge-offs for uncovered defaults on principal receivables in master trust II, such tranche of notes will not be allocated MBNAseries Available Principal Amounts or MBNAseries Available Funds to the extent of such reductions. However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amounts payable from any applicable derivative agreement, any funds in the applicable accumulation reserve subaccount, and in the case of Class C notes, any funds in the applicable Class C reserve account, will still be available to pay principal of and interest on that tranche of notes. If the nominal liquidation amount of a tranche of notes has been reduced due to reallocation of MBNAseries Available Principal Amounts to pay interest on senior classes of notes or the master trust II servicing fee, or due to charge-offs for uncovered defaults on principal receivables in master trust II, it is possible for that tranche's nominal liquidation amount to be increased by allocations of MBNAseries Available Funds. However, there are no assurances that there will be any MBNAseries Available Funds for such allocations.

Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account

  The amount targeted to be deposited into the principal funding account in any month will be the sum of the following amounts. However, no amount will be deposited into the principal funding subaccount for any subordinated note unless following such deposit the remaining available subordinated amount is equal to the aggregate unused subordinated amount for all outstanding senior notes. A tranche of notes may be entitled to more than one of the following deposits in a particular month:

  . Principal Payment Date. For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche of notes for that month is equal to the nominal liquidation amount of that tranche of notes as of the close of business on the last day of such month, determined after giving effect to any charge-offs for uncovered defaults on principal receivables in master trust II and any reallocations, payments or deposits of MBNAseries Available Principal Amounts occurring on the following Transfer Date.

  . Budgeted Deposits. Each month beginning with the twelfth month before the expected principal payment date of a tranche of notes, the deposit targeted to be made into the principal funding subaccount for a tranche of notes will be one-twelfth of the expected outstanding dollar principal amount of that tranche of notes as of its expected principal payment date.

    The issuer may postpone the date of the targeted deposits under the previous sentence. If the issuer and the servicer determine that less than twelve months would be required to accumulate MBNAseries Available Principal Amounts necessary to pay a tranche of notes on its expected principal payment date, using conservative historical information about payment rates of principal receivables under master trust II and after taking into account all of the other expected payments of principal of master trust II investor certificates and notes to be made in the next twelve months, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement.

  . Prefunding of the Principal Funding Account for Senior Classes. If the issuer determines that any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any tranche of Class C notes will occur at a time when the payment or deposit of all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes, the targeted deposit amount for the Class A notes and Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class C notes.

    If the issuer determines that any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any Class B notes will occur at a time when the payment or deposit of all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class B notes.

   Prefunding of the principal funding subaccount for the senior tranches of the MBNAseries will continue until:

    --enough senior notes are repaid so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

    --new subordinated notes are issued so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

    --the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.

   For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of a senior class of notes of the MBNAseries will be calculated as described under "The Notes--Issuance of New Series, Classes and Tranches of Notes--Required Subordinated Amount" based on its Adjusted Outstanding Dollar Principal Amount on such date. However, if any early redemption event has occurred with respect to the subordinated notes or if the usage of the subordinated notes with respect to such senior notes is greater than zero, the required subordinated amount will be calculated based on the Adjusted Outstanding Dollar Principal Amount of such tranche as of the close of business on the day immediately preceding the occurrence of such early redemption event or the date on which the usage of the subordinated notes exceeds zero.

   When the prefunded amounts are no longer necessary, they will be withdrawn from the principal funding account and applied in accordance with the description under "--Withdrawals from Principal Funding Account--Withdrawal of Prefunded Amount." The nominal liquidation amount of the prefunded tranches will be increased by the amount removed from the principal funding account.

   If any tranche of senior notes becomes payable as a result of an early redemption event, event of default or other optional or mandatory redemption, or upon reaching its expected principal payment date, any prefunded amounts on deposit in its principal funding subaccount will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

  . Event of Default, Early Redemption Event or Other Optional or Mandatory
    Redemption. If any tranche of notes has been accelerated after the occurrence of an event of default during that month, or an early redemption event or other optional or mandatory redemption has occurred with respect to any tranche of notes, the deposit targeted for that tranche of notes with respect to that month and each following month will equal the nominal liquidation amount of that tranche of notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the Transfer Date with respect to such month.

  . Amounts Owed to Derivative Counterparties. If a tranche of U.S. dollar notes or foreign currency notes that has a Performing or non-Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Transfer Date with respect to any payment to the derivative counterparty will be specified in the MBNAseries indenture supplement.

Allocation to Principal Funding Subaccounts

  MBNAseries Available Principal Amounts, after any reallocation to cover MBNAseries Available Funds shortfalls, if any, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes, as follows:

  . MBNAseries Available Principal Amounts Equal Targeted Amounts. If
    MBNAseries Available Principal Amounts remaining after giving effect to clauses one through four under "--Application of MBNAseries Available Principal Amounts" are equal to the sum of the deposits targeted by each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

  . MBNAseries Available Principal Amounts Are Less Than Targeted
    Amounts. If MBNAseries Available Principal Amounts remaining after giving effect to clauses one through four under "--Application of MBNAseries Available Principal Amounts" are less than the sum of the deposits targeted by each tranche of notes, then MBNAseries Available Principal Amounts will be deposited in the principal funding subaccounts for each tranche in the following priority:

   --first, the amount available will be allocated to the Class A notes,

   --second, the amount available after the application above will be allocated to the Class B notes, and

   --third, the amount available after the applications above will be allocated to the Class C notes.

  In each case, MBNAseries Available Principal Amounts allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

   --the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of such class, to

   --the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of such class.

  If restrictions in "--Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches" prevent the deposit of MBNAseries Available Principal Amounts into the principal funding subaccount of any subordinated note, the aggregate amount of MBNAseries Available Principal Amounts available to make the targeted deposit for such subordinated tranche will be allocated first to the Class A notes and then to the Class B notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for the related senior notes. See "--Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account."

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches

 Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes.

  No MBNAseries Available Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class B notes unless, following such deposit, the available subordinated amount of Class B notes is at least equal to the required subordinated amount of Class B notes for all outstanding Class A notes minus the Class A Usage of the Class B Required Subordinated Amount for all Class A notes. For this purpose, the available subordinated amount of Class B notes is equal to the aggregate nominal liquidation amounts of all other Class B notes of the MBNAseries which will be outstanding after giving effect to the deposit into the principal funding subaccount of such tranche of Class B notes and all other Class B notes which have a targeted deposit into the principal funding account for such month.

  No MBNAseries Available Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class C notes unless, following such deposit:

   --the available subordinated amount of Class C notes is at least equal to the required subordinated amount of Class C notes for all outstanding Class A notes minus the Class A Usage of the Class C Required Subordinated Amount for all Class A notes; and

   --the available subordinated amount of Class C notes is at least equal to the required subordinated amount of Class C notes for all outstanding Class B notes minus the Class B Usage of the Class C Required Subordinated Amount for all Class B notes.

For this purpose, the available subordinated amount of Class C notes is equal to the aggregate nominal liquidation amounts of all other Class C notes of the MBNAseries which will be outstanding after giving effect to the deposit into the principal funding subaccount of such tranche of Class C notes and all other Class C notes which have a targeted deposit into the principal funding account for such month.

  MBNAseries Available Principal Amounts will be deposited in the principal funding subaccount of a subordinated note if and only to the extent that such deposit is not contrary to either of the preceding two paragraphs and the prefunding target amount for each senior note is zero.

 Limit on Repayments of all Tranches.

  No amounts on deposit in a principal funding subaccount for any tranche of Class A notes or Class B notes will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the MBNAseries indenture supplement). In the case of any tranche of Class C notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class C reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the MBNAseries indenture supplement).

Payments Received from Derivative Counterparties for Principal

  Unless otherwise specified in the related indenture supplement, dollar payments for principal received under derivative agreements of U.S. dollar notes in the MBNAseries will be treated as MBNAseries Available Principal Amounts. Payments received under derivative agreements for principal of foreign currency notes in the MBNAseries will be applied as specified in the MBNAseries indenture supplement.

Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

  Withdrawals from any Class C reserve subaccount will be deposited into the principal funding subaccount for the applicable tranche of Class C notes to the extent required pursuant to the MBNAseries indenture supplement.

Withdrawals from Interest Funding Subaccounts

  After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount may be made, to the extent funds are available, in the applicable interest funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

   . Withdrawals for U.S. Dollar Notes. On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date (including any overdue interest payments and additional interest on overdue interest payments) will be withdrawn from that interest funding subaccount and paid to the applicable paying agent.

   . Withdrawal for Foreign Currency Notes with a Non-Performing Derivative
     Agreement. On each applicable interest payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for interest, the amount specified in the MBNAseries indenture supplement will be withdrawn from that interest funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

   . Withdrawals for Discount Notes. On each applicable principal payment date, with respect to each tranche of discount notes, an amount equal to the amount of the accretion of principal of that tranche of notes from the prior principal payment date-- or, in the case of the first principal payment date, the date of issuance of that tranche--to but excluding the applicable principal payment date will be withdrawn from that interest funding subaccount and invested in the Investor Interest of the collateral certificate.

   . Withdrawals for Payments to Derivative Counterparties. On each date on which a payment is required under the applicable derivative agreement, with respect to any tranche of notes that has a Performing or non-Performing derivative agreement for interest, an amount equal to the amount of the payment to be made under the applicable derivative agreement (including, if applicable, any overdue payment and any additional interest on overdue payments) will be withdrawn from that interest funding subaccount and paid in accordance with the MBNAseries indenture supplement.

  If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount in a month after giving effect to all deposits, then the amounts on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in "--Allocation to Interest Funding Subaccounts," second applied to cover any principal funding subaccount shortfalls in the manner described in "--Allocation to Principal Funding Subaccounts," and third paid to the issuer.

Withdrawals from Principal Funding Account

  After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

  . Withdrawals for U.S. Dollar Notes with no Derivative Agreement for
    Principal. On each applicable principal payment date, with respect to each tranche of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

  . Withdrawals for U.S. Dollar or Foreign Currency Notes with a Performing
    Derivative Agreement for Principal. On each date on which a payment is required under the applicable derivative agreement with respect to any tranche of U.S. dollar or foreign currency notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty. The issuer will direct the applicable derivative counterparty to remit its payments under the applicable derivative agreement to the applicable paying agent.

  . Withdrawals for Foreign Currency Notes with non-Performing Derivative
    Agreement for Principal. On each principal payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for principal, an amount equal to the amount specified in the applicable indenture supplement will be withdrawn from that principal funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent. Any excess dollar amount will be retained on deposit in the applicable principal funding subaccount to be applied to make principal payments on later principal payment dates.

  . Withdrawals for U.S. Dollar Notes with a non-Performing Derivative
    Agreement for Principal. On each principal payment date with respect to a tranche of U.S. dollar notes with a non-Performing derivative agreement for principal, the amount specified in the applicable indenture supplement will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

  . Withdrawal of Prefunded Amount. If prefunding of the principal funding subaccounts for senior classes of notes is no longer necessary as a result of payment of senior notes or issuance of additional subordinated notes, as described under "--Targeted Deposits of Available Principal Amounts to the Principal Funding Account--Prefunding of the Principal Funding Account for Senior Classes," the prefunded amounts will be withdrawn from the principal funding account and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in such principal funding subaccount; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in such principal funding subaccount; third, allocated among and deposited to the principal funding subaccount of the Class C notes up to the amount then targeted to be on deposit in such principal funding subaccount; and fourth, any remaining amounts paid to master trust II to increase the Investor Interest of the collateral certificate.

  . Withdrawals on the Legal Maturity Date. On the legal maturity date of any tranche of notes, amounts on deposit in the principal funding subaccount of such tranche may be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche.

  If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made. Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls, and third paid to the issuer.

Sale of Credit Card Receivables

  Credit card receivables may be sold upon the insolvency of MBNA, upon an event of default and acceleration with respect to a tranche of notes and on the legal maturity date of a tranche of notes. See "The Indenture--Events of Default" and "Master Trust II--Pay Out Events" in the prospectus.

  If a tranche of notes has an event of default and is accelerated before its legal maturity date, master trust II may sell credit card receivables in an amount up to the nominal liquidation amount of the affected tranche plus any accrued, past due or additional interest on the affected tranche if the conditions described in "Indenture--Events of Default" in the prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that tranche. However, a sale will only be permitted if at least one of the following conditions is met:

  . the holders of 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

  . the net proceeds of such sale (plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement) would be sufficient to pay all amounts due on the accelerated tranche of notes; or

  . if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes, including MBNAseries Available Funds and MBNAseries Available Principal Amounts allocable to the accelerated tranche of notes, payments to be received from any applicable derivative agreement and amounts on deposit in the applicable subaccounts, may not be sufficient on an ongoing basis to make all payments on the accelerated tranche of notes as such payments would have become due if such obligations had not been declared due and payable, and 66 2/3% of the noteholders of the accelerated tranche of notes consent to the sale.

  Any sale of receivables for a subordinated tranche of notes will be delayed if the subordination provisions prevent payment of the accelerated tranche until a sufficient amount of senior classes of notes are prefunded, or a sufficient amount of senior notes have been repaid, or a sufficient amount of subordinated tranches have been issued, in each case, to the extent that the accelerated tranche of notes is no longer needed to provide the required subordination for the senior classes.

  If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date (after giving effect to any allocations, deposits and distributions to be made on such date), the sale will automatically take place on that date regardless of the subordination requirements of any senior classes of notes. Proceeds from such a sale will be immediately paid to the noteholders of the related tranche.

  The amount of credit card receivables sold will be up to the nominal liquidation amount of, plus any accrued, past due and additional interest on, the tranches of notes that directed the sale to be made. The nominal liquidation amount of any tranche of notes that directed the sale to be made will be automatically reduced to zero upon such sale. After such sale, no more MBNAseries Available Principal Amounts or MBNAseries Available Funds will be allocated to that tranche.

  If a tranche of notes directs a sale of credit card receivables, then after the sale that tranche will no longer be entitled to credit enhancement from subordinated classes of notes of the same series. Tranches of notes that have directed sales of credit card receivables are not outstanding under the indenture.

  After giving effect to a sale of receivables for a tranche of notes, the amount of proceeds may be less than the outstanding dollar principal amount of that tranche. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the receivables was less than the outstanding dollar principal amount. These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the related Class C reserve subaccount.

  Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described in "--Final Payment of the Notes" and that has caused a sale of receivables will be treated as MBNAseries Available Funds and be allocated as described in "--Application of MBNAseries Available Funds."

Targeted Deposits to the Class C Reserve Account

  The Class C reserve account will be funded on each Transfer Date, as necessary, from MBNAseries Available Funds as described under "--Application of MBNAseries Available Funds." The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes as required under the MBNAseries indenture supplement.

Withdrawals from the Class C Reserve Account

  Withdrawals will be made from the Class C reserve account in the amount and manner required under the MBNAseries indenture supplement.

Targeted Deposits to the Accumulation Reserve Account

  If more than one budgeted deposit is targeted for a tranche, the accumulation reserve subaccount will be funded for such tranche no later than three months prior to the date on which a budgeted deposit is first targeted for such tranche as described under "Deposit and Application of Funds--Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account." The accumulation reserve subaccount for a tranche of notes will be funded on each Transfer Date, as necessary, from MBNAseries Available Funds as described under "--Application of MBNAseries Available Funds." The aggregate deposit targeted to be made to the accumulation reserve account in each month will be the sum of the accumulation reserve subaccount deposits targeted to be made for each tranche of notes.

  If the aggregate amount of MBNAseries Available Funds available for deposit to the accumulation reserve account is less than the sum of the targeted deposits for each tranche of notes, then the amount available will be allocated to each tranche of notes up to the targeted deposit pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for that tranche for that month to the Weighted Average Available Funds Allocation Amount for all tranches of notes that have a targeted deposit to their accumulation reserve subaccounts for that month. After the initial allocation, any excess will be further allocated in a similar manner to those accumulation reserve subaccounts which still have an uncovered targeted deposit.

Withdrawals from the Accumulation Reserve Account

  Withdrawals will be made from the accumulation reserve subaccounts, but in no event more than the amount on deposit in the applicable accumulation reserve subaccount, in the following order:

  . Interest. On or prior to each Transfer Date, the issuer will calculate for each tranche of notes the amount of any shortfall of net investment earnings for amounts on deposit in the principal funding subaccount for that tranche (other than prefunded amounts) over the amount of interest that would have accrued on such deposit if that tranche had borne interest at the applicable note interest rate (or other rate specified in the MBNAseries indenture supplement) for the prior month. If there is any such shortfall for that Transfer Date, or any unpaid shortfall from any earlier Transfer Date, the issuer will withdraw the sum of those amounts from the accumulation reserve subaccount, to the extent available, for treatment as MBNAseries Available Funds for such month.

  . Payment to Issuer. Upon payment in full of any tranche of notes, any amount on deposit in the applicable accumulation reserve subaccount will be paid to the Issuer.

Final Payment of the Notes

  Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, MBNAseries Available Principal Amounts will be allocated to pay principal on the notes only up to their nominal liquidation amount, which will be reduced for charge-offs due to uncovered defaults of principal receivables in master trust II and reallocations of MBNAseries Available Principals Amounts to pay interest on senior classes of notes or a portion of the master trust II servicing fee allocable to such notes. In addition, if a sale of receivables occurs, as described in "--Sale of Credit Card Receivables," the amount of receivables sold will be limited to the nominal liquidation amount of, plus any accrued, past due or additional interest on, the related tranche of notes. If the nominal liquidation amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent proceeds from the sale of receivables are sufficient to pay the full principal amount, amounts are received from an applicable derivative agreement or amounts have been previously deposited in an issuer account for such tranche of notes.

  On the date of a sale of receivables, the proceeds of such sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

  A tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

  . the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on that tranche of notes;

  . the date on which the outstanding dollar principal amount of that tranche of notes is reduced to zero, and all accrued, past due or additional interest on that tranche of notes is paid in full;

  . the legal maturity date of that tranche of notes, after giving effect to all deposits, allocations, reallocations, sales of credit card receivables and payments to be made on that date; or

  . the date on which a sale of receivables has taken place with respect to such tranche, as described in "--Sale of Credit Card Receivables."

Pro Rata Payments Within a Tranche

  All notes of a tranche will receive payments of principal and interest pro rata based on the stated principal amount of each note in that tranche.

Shared Excess Available Funds

  MBNAseries Available Funds for any month remaining after making the seventh application described under "--Application of MBNAseries Available Funds" will be available for allocation to other series of notes in Group A. Such excess including excesses, if any, from other series of notes in Group A, called shared excess available funds, will be allocated to cover certain shortfalls in Available Funds for the series in Group A, if any, which have not been covered out of Available Funds allocable to such series. If these shortfalls exceed shared excess available funds for any month, shared excess available funds will be allocated pro rata among the applicable series in Group A based on the relative amounts of those shortfalls in Available Funds. To the extent that shared excess available funds exceed those shortfalls, the balance will be paid to the issuer. For the MBNAseries, shared excess available funds, to the extent available and allocated to the MBNAseries, will cover shortfalls in the first four applications described in "--Application of MBNAseries Available Funds."

                           MBNA and MBNA Corporation

  MBNA America Bank, National Association (referred to in this prospectus supplement as MBNA) is a wholly-owned subsidiary of MBNA Corporation. MBNA has two wholly owned foreign bank subsidiaries, MBNA Europe Bank Limited located in the United Kingdom and MBNA Canada Bank, located in Canada.

  On a managed basis, including loans originated by MBNA Europe Bank Limited and MBNA Canada Bank, MBNA maintained loan accounts with aggregate outstanding balances of $86.7 billion as of March 31, 2001. Of this amount, $68.3 billion were MasterCard and VISA credit card loans originated in the United States. As of March 31, 2001, MBNA had assets of $37.2 billion, deposits of $24.8 billion and capital and surplus accounts of $5.8 billion, and MBNA Corporation had consolidated assets of $39.3 billion, consolidated deposits of $24.2 billion and capital and surplus accounts of $6.8 billion.

                          MBNA's Credit Card Portfolio

Billing and Payments

  MBNA, using MBNA Hallmark Information Services, Inc. as its service bureau, generates and mails to cardholders monthly statements summarizing account activity and processes cardholder monthly payments. Generally, cardholders must make a monthly minimum payment at least equal to the lesser of (i) the sum of all finance charges, bank imposed fees, a stated minimum amount (generally $15) and past due amounts or (ii) 2.25% of the statement balance plus past due amounts, but generally not less than $15. Certain eligible cardholders are given the option periodically to take a payment deferral.

  The finance charges on purchases, which are assessed monthly, are calculated by multiplying the account's average daily purchase balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later. Monthly periodic finance charges are not assessed in most circumstances on new purchases if all balances shown on the previous billing statement are paid by the due date, which is generally at least 25 days after the billing date. Monthly periodic finance charges are not assessed in most circumstances on previous purchases if all balances shown on the two previous billing statements are paid by their respective due dates.

  The finance charges, which are assessed monthly on cash advances (including balance transfers), are calculated by multiplying the account's average cash advance balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on cash advances (including balance transfers) from the date of the transaction. Currently, MBNA generally treats the day on which a cash advance check is deposited or cashed as the transaction date for such check.

  MBNA offers fixed rate and variable rate credit card accounts. MBNA also offers temporary promotional rates.

  MBNA assesses annual membership fees on certain accounts although under various marketing programs these fees may be waived or rebated. For most credit card accounts, MBNA also assesses late, overlimit and returned check charges. MBNA generally assesses a fee on cash advances and certain purchase transactions.

Delinquencies and Collection Efforts

  An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. Efforts to collect contractually delinquent credit card receivables currently are made by MBNA's Customer Assistance personnel. Collection activities include statement messages, telephone calls and formal collection letters. MBNA employs two principal computerized systems for collecting past due accounts. The Predictive Management System analyzes each cardholder's purchase and repayment habits and selects accounts for initial contact with the objective of contacting the highest risk accounts first. The accounts selected are queued to MBNA's proprietary Outbound Call Management System. This system sorts accounts by a number of factors, including time zone, degree of delinquency and dollar amount due, and automatically dials delinquent accounts in order of priority. Representatives are automatically linked to the cardholder's account information and voice line when a contact is established.

  Accounts are worked continually at each stage of delinquency through the end of the month in which the account falls 180 day past due. As an account enters the 180 day delinquency level, it is classified as a potential charge-off. Accounts failing to make a payment by the end of the month in which the account falls 180 days past due are written off. Managers may defer a charge-off of an account for another month, pending continued payment activity or other special circumstances. Senior manager approval is required on all exceptions to charge-off. Accounts of cardholders in bankruptcy are currently charged-off no later than is consistent with this policy.

                         The Master Trust II Portfolio

  The receivables conveyed to master trust II arise in accounts selected from the Bank Portfolio on the basis of criteria set forth in master trust II agreement as applied on the Cut-Off Date and, with respect to additional accounts, as of the related date of their designation. The receivables in master trust II may include receivables that are contractually delinquent. The seller has the right, subject to certain limitations and conditions set forth therein, to designate from time to time additional accounts and to transfer to master trust II all receivables of such additional accounts. Any additional accounts designated must be Eligible Accounts as of the date the seller designates such accounts as additional accounts.

  Delinquency and Principal Charge-Off Experience

  Minimum scheduled payments for the accounts are generally due 25 days from the end of the last billing cycle. A credit card account is contractually delinquent if less than 90% of the minimum payment is made by the payment due date. For collection purposes, however, an account is considered delinquent if at least 90% of the minimum payment required to be made is not received by MBNA within 5 days after the due date reflected in the respective monthly billing statement. Upon receipt of 3 consecutive payments on their respective due dates, delinquent accounts may qualify to be redesignated as non-delinquent.

  The following tables sets forth the delinquency experience for cardholder payments on the credit card accounts in the Master Trust II Portfolio for each of the periods shown. The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown. We cannot provide any assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

                             Delinquency Experience
                           Master Trust II Portfolio
                             (Dollars in Thousands)

                                 March 31,                         December 31,
                          ----------------------- -----------------------------------------------
                                   2001                    2000                    1999
                          ----------------------- ----------------------- -----------------------
                                      Percentage              Percentage              Percentage
                                       of Total                of Total                of Total
                          Receivables Receivables Receivables Receivables Receivables Receivables
                          ----------- ----------- ----------- ----------- ----------- -----------
Receivables
 Outstanding............  $58,072,403             $58,611,594             $51,032,411
Receivables
 Delinquent:
 30-59 Days.............  $ 1,013,960    1.75%    $ 1,024,175    1.75%    $   817,374    1.60%
 60-89 Days.............      619,948    1.07         583,768    1.00         482,084    0.94
 90 or More.............    1,212,782    2.08       1,158,371    1.97       1,064,669    2.09
                          -----------    ----     -----------    ----     -----------    ----
 Total..................  $ 2,846,690    4.90%    $ 2,766,314    4.72%    $ 2,364,127    4.63%
                          ===========    ====     ===========    ====     ===========    ====

                                                       December 31,
                          -----------------------------------------------------------------------
                                   1998                    1997                    1996
                          ----------------------- ----------------------- -----------------------
                                      Percentage              Percentage              Percentage
                                       of Total                of Total                of Total
                          Receivables Receivables Receivables Receivables Receivables Receivables
                          ----------- ----------- ----------- ----------- ----------- -----------
Receivables
 Outstanding............  $42,099,780             $35,542,445             $23,743,488
Receivables
 Delinquent:
 30-59 Days.............  $   756,062    1.80%    $   671,313    1.89%    $   433,068    1.82%
 60-89 Days.............      416,500    0.99         329,087    0.93         204,156    0.86
 90 or More.............      914,003    2.17         708,755    1.99         436,245    1.84
                          -----------    ----     -----------    ----     -----------    ----
 Total..................  $ 2,086,565    4.96%    $ 1,709,155    4.81%    $ 1,073,469    4.52%
                          ===========    ====     ===========    ====     ===========    ====

  The following tables set forth the principal charge-off experience for cardholder payments on the credit card accounts in the Master Trust II Portfolio for each of the periods shown. Charge-offs consist of write-offs of principal receivables. If accrued finance charge receivables that have been written off were included in total charge-offs, total charge-offs would be higher as an absolute number and as a percentage of the average of principal receivables outstanding during the periods indicated. Average principal receivables outstanding is the average of the daily principal receivables balance during the periods indicated. We cannot provide any assurance that the charge-off experience for the receivables in the future will be similar to the historical experience set forth below.

                        Principal Charge-Off Experience
                           Master Trust II Portfolio
                             (Dollars in Thousands)

                                       Three Months   Year Ended December 31,
                                      Ended March 31, ------------------------
                                           2001          2000         1999
                                      --------------- -----------  -----------
Average Principal Receivables
 Outstanding........................    $56,939,061   $52,869,754  $44,034,527
Total Charge-Offs...................    $   681,996   $ 2,697,976  $ 2,172,404
Total Charge-Offs as a percentage of
 Average Principal Receivables
 Outstanding........................           4.79%         5.10%        4.93%

                                              Year Ended December 31,
                                        -------------------------------------
                                           1998         1997         1996
                                        -----------  -----------  -----------
Average Principal Receivables
 Outstanding........................... $36,987,103  $28,445,493  $16,934,810
Total Charge-Offs...................... $ 1,843,986  $ 1,330,140  $   672,553
Total Charge-Offs as a percentage of
 Average Principal Receivables
 Outstanding...........................        4.99%        4.68%        3.97%

  Total charge-offs are total principal charge-offs before recoveries and do not include any charge-offs of finance charge receivables or the amount of any reductions in average daily principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous adjustments.

  In 1999, the Federal Financial Institutions Examination Counsel published a revised policy statement on the classification of consumer loans. The revised policy statement establishes uniform guidelines for charge-off of loans to delinquent, bankrupt and deceased borrowers, for charge-off of fraudulent accounts, and for re-aging. MBNA implemented the guidelines in December 2000. In doing so, MBNA accelerated charge-off of some delinquent loans. The one time acceleration caused the reported charge-off rate for the month of December 2000 for master trust II to increase by 5.34%.

  Revenue Experience

  The following table sets forth the revenue experience for the credit card accounts from finance charges, fees paid and interchange in the Master Trust II Portfolio for each of the periods shown.

  The revenue experience in the following table is calculated on a cash basis. Yield from finance charges and fees is the result of dividing finance charges and fees by average daily principal receivables outstanding during the periods indicated. Finance charges and fees are comprised of monthly cash collections of periodic finance charges and other credit card fees including Interchange.

                               Revenue Experience
                           Master Trust II Portfolio
                             (Dollars in Thousands)

                                                        Year Ended December
                                        Three Months            31,
                                       Ended March 31, -----------------------
                                            2001          2000         1999
                                       --------------- -----------  ----------
Finance Charges and Fees..............   $2,866,486    $10,122,205  $8,121,775
Yield from Finance Charges and Fees...        20.14%         19.15%      18.44%

                                                 Year Ended December 31,
                                             ----------------------------------
                                                1998        1997        1996
                                             ----------  ----------  ----------
Finance Charges and Fees.................... $6,737,139  $4,951,621  $2,893,047
Yield from Finance Charges and Fees.........      18.21%      17.41%      17.08%

  The yield on a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the receivables, the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges, the percentage of credit card accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the receivables. See "Risk Factors" in the prospectus.

  The revenue from periodic finance charges and fees--other than annual fees-- depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months--as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases--and upon other credit card related services for which the cardholder pays a fee. Fees for these other services will be treated for purposes of the master trust II agreement as principal receivables rather than finance charge receivables; however, MBNA may specify that it will treat these fees as finance charge receivables. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenue will be affected by future changes in the types of charges and fees assessed on the accounts and on the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed by MBNA and other factors. See "MBNA's Credit Card Activities" in the prospectus.

  Interchange

  MBNA, as seller, will transfer to master trust II a percentage of the interchange attributed to cardholder charges for goods and services in the accounts of master trust II. Interchange will be allocated to each series of master trust II investor certificates based on such series's pro rata portion as measured by its Investor Interest of cardholder charges for goods and services in the accounts of master trust II relative to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by MBNA, as reasonably estimated by the seller.

  MasterCard and VISA may from time to time change the amount of interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of finance charge receivables. Under the circumstances described herein, interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See "Master Trust II--Servicing Compensation and Payment of Expenses" and "MBNA's Credit Card Activities-- Interchange" in the prospectus.

  Principal Payment Rates

  The following table sets forth the highest and lowest cardholder monthly principal payment rates for the Master Trust II Portfolio during any month in the periods shown and the average cardholder monthly principal payment rates for all months during the periods shown, in each case calculated as a percentage of total beginning monthly account principal balances during the periods shown. Principal payment rates shown in the table are based on amounts which are deemed payments of principal receivables with respect to the accounts.

                   Cardholder Monthly Principal Payment Rates
                           Master Trust II Portfolio

                                Three Months       Year Ended December 31,
                                   Ended      ----------------------------------
                               March 31, 2001  2000   1999   1998   1997   1996
                               -------------- ------ ------ ------ ------ ------
Lowest Month..................     12.28%     12.21% 12.56% 11.47% 11.02%  9.30%
Highest Month.................     13.40%     14.05% 13.61% 13.43% 13.00% 11.52%
Monthly Average...............     13.00%     13.01% 13.17% 12.59% 11.62% 10.36%

  Generally, cardholders must make a monthly minimum payment at least equal to the lesser of (i) the sum of all finance charges, bank imposed fees, a stated minimum amount (generally $15) and past due amounts or (ii) 2.25% of the statement balance plus past due amounts, but generally not less than $15. Certain eligible cardholders are given the option periodically to take a payment deferral. We cannot assure you that the cardholder monthly principal payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

  MBNA, as seller, has the right, subject to certain limitations and conditions, to designate certain removed credit card accounts and to require the master trust II trustee to reconvey all receivables in such removed credit card accounts to the seller. Once an account is removed, receivables existing or guaranteed under that credit card account are not transferred to master trust II.

  As of the beginning of the day on April 30, 2001:

  . the Master Trust II Portfolio included $58,107,360,089 of principal receivables and $1,515,415,888 of finance charge receivables;

  . the credit card accounts had an average principal receivable balance of $1,395 and an average credit limit of $12,053;

  . the percentage of the aggregate total receivable balance to the aggregate total credit limit was 11.9%;

  . the average age of the credit card accounts was approximately 56 months; and

  . cardholders whose accounts are included in the Master Trust II Portfolio had billing addresses in all 50 States and the District of Columbia.

  The following tables summarize the Master Trust II Portfolio by various criteria as of the beginning of the day on April 30, 2001. Because the future composition of the Master Trust II Portfolio may change over time, these tables do not describe the composition of the Master Trust II Portfolio at any future time.

                         Composition by Account Balance
                           Master Trust II Portfolio

                                        Percentage
                                            of                       Percentage
                             Number    Total Number                   of Total
Account Balance Range      of Accounts of Accounts    Receivables    Receivables
---------------------      ----------- ------------ ---------------  -----------
Credit Balance............    589,299       1.4%    $   (67,142,519)     (0.1)%
No Balance................ 25,710,281      61.7                   0       0.0
$      .01-$ 5,000.00..... 11,020,579      26.5      15,068,066,725      25.3
$ 5,000.01-$10,000.00.....  2,767,133       6.6      19,516,265,975      32.7
$10,000.01-$15,000.00.....    920,318       2.2      11,122,494,745      18.7
$15,000.01-$20,000.00.....    355,199       0.9       6,095,656,425      10.2
$20,000.01-$25,000.00.....    170,686       0.4       3,818,813,996       6.4
$25,000.01 or More........    119,289       0.3       4,068,620,630       6.8
                           ----------     -----     ---------------     -----
  Total................... 41,652,784     100.0%    $59,622,775,977     100.0%
                           ==========     =====     ===============     =====

                          Composition by Credit Limit
                           Master Trust II Portfolio

                                        Percentage
                                         of Total                  Percentage
                              Number    Number of                   of Total
Credit Limit Range          of Accounts  Accounts    Receivables   Receivables
------------------          ----------- ---------- --------------- -----------
Less than or equal to
 $5,000.00.................  7,846,578     18.8%   $ 4,652,736,126      7.8%
$ 5,000.01-$10,000.00...... 12,486,555     30.0     16,270,420,238     27.3
$10,000.01-$15,000.00......  9,478,636     22.8     13,481,588,763     22.6
$15,000.01-$20,000.00......  5,500,306     13.2      9,090,771,993     15.2
$20,000.01-$25,000.00......  4,510,181     10.8      9,051,714,836     15.2
$25,000.01 or More.........  1,830,528      4.4      7,075,544,021     11.9
                            ----------    -----    ---------------    -----
  Total.................... 41,652,784    100.0%   $59,622,775,977    100.0%
                            ==========    =====    ===============    =====

                      Composition by Period of Delinquency
                           Master Trust II Portfolio

                                         Percentage
                                          of Total                  Percentage
Period of Delinquency (Days    Number    Number of                   of Total
Contractually Delinquent)    of Accounts  Accounts    Receivables   Receivables
---------------------------  ----------- ---------- --------------- -----------
Not Delinquent.............  40,393,470     97.0%   $52,520,667,218     88.1%
Up to 29 Days..............     752,274      1.8      4,044,296,463      6.8
30 to 59 Days..............     205,075      0.5      1,147,019,545      1.9
60 to 89 Days..............     105,928      0.2        635,650,076      1.1
90 or More Days............     196,037      0.5      1,275,142,675      2.1
                             ----------    -----    ---------------    -----
  Total....................  41,652,784    100.0%   $59,622,775,977    100.0%
                             ==========    =====    ===============    =====

                           Composition by Account Age
                           Master Trust II Portfolio

                                        Percentage
                                         of Total                  Percentage
                              Number    Number of                   of Total
Account Age                 of Accounts  Accounts    Receivables   Receivables
-----------                 ----------- ---------- --------------- -----------
Not More than 6 Months.....  2,119,632      5.1%   $ 2,389,246,595      4.0%
Over 6 Months to 12
 Months....................  2,845,687      6.8      3,589,497,726      6.0
Over 12 Months to 24
 Months....................  5,526,576     13.3      7,400,776,068     12.4
Over 24 Months to 36
 Months....................  5,594,745     13.4      6,394,014,369     10.7
Over 36 Months to 48
 Months....................  6,148,817     14.8      6,349,765,667     10.7
Over 48 Months to 60
 Months....................  5,657,468     13.6      7,237,594,788     12.1
Over 60 Months to 72
 Months....................  3,871,519      9.3      5,519,533,735      9.3
Over 72 Months.............  9,888,340     23.7     20,742,347,029     34.8
                            ----------    -----    ---------------    -----
  Total.................... 41,652,784    100.0%   $59,622,775,977    100.0%
                            ==========    =====    ===============    =====

                      Geographic Distribution of Accounts
                           Master Trust II Portfolio

                                          Percentage
                                           of Total                  Percentage
                               Number of  Number of                   of Total
State                           Accounts   Accounts    Receivables   Receivables
-----                          ---------- ---------- --------------- -----------
California....................  4,206,029    10.1%   $ 6,931,600,219     11.6%
New York......................  3,108,974     7.4      4,175,260,127      7.0
Florida.......................  2,527,845     6.1      3,743,449,398      6.3
Texas.........................  2,442,877     5.9      4,092,295,540      6.9
Pennsylvania..................  2,433,506     5.8      2,932,604,720      4.9
Ohio..........................  1,790,396     4.3      2,168,116,472      3.6
Illinois......................  1,763,836     4.2      2,353,570,620      4.0
New Jersey....................  1,631,270     3.9      2,432,135,239      4.1
Michigan......................  1,530,840     3.7      2,150,441,641      3.6
Massachusetts.................  1,359,360     3.3      1,726,205,242      2.9
Other......................... 18,857,851    45.3     26,917,096,759     45.1
                               ----------   -----    ---------------    -----
  Total....................... 41,652,784   100.0%   $59,622,775,977    100.0%
                               ==========   =====    ===============    =====

  Since the largest number of cardholders (based on billing address) whose accounts were included in master trust II as of April 30, 2001 were in California, New York, Florida, Texas and Pennsylvania, adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the notes.

                                  Underwriting

  Subject to the terms and conditions of the underwriting agreement for these Class A(2001-1) notes, the issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of these Class A(2001-1) notes set forth opposite its name:

                                                                   Principal
        Underwriters                                                 Amount
        ------------                                             --------------
        Lehman Brothers Inc. ................................... $  111,112,000
        Banc of America Securities LLC..........................    111,111,000
        Banc One Capital Markets, Inc. .........................    111,111,000
        Barclays Capital Inc.  .................................    111,111,000
        Credit Suisse First Boston Corporation..................    111,111,000
        Deutsche Banc Alex. Brown Inc. .........................    111,111,000
        J.P. Morgan Securities Inc. ............................    111,111,000
        Merrill Lynch, Pierce, Fenner & Smith
              Incorporated......................................    111,111,000
        Salomon Smith Barney Inc. ..............................    111,111,000
                                                                 --------------
          Total................................................. $1,000,000,000
                                                                 ==============

  The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $1,000,000,000 aggregate principal amount of these Class A(2001-1) notes if any of these Class A(2001-1) notes are purchased.

  The underwriters have advised the issuer that the several underwriters propose initially to offer these Class A(2001-1) notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of 0.165% of the principal amount of these Class A(2001-1) notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of 0.100% of the principal amount.

  After the public offering, the public offering price and other selling terms may be changed by the underwriters.

  Each underwriter of these Class A(2001-1) notes has agreed that:

  . it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to these Class A(2001-1) notes in, from or otherwise involving the United Kingdom;

  . it has only issued, distributed or passed on and will only issue, distribute or pass on in the United Kingdom any document received by it in connection with the issue of these Class A(2001-1) notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued, distributed or passed on;

  . if it is an authorized person under Chapter III of Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the prospectus if that person is a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

  . it is a person of a kind described in Article 11(3) of the Financial
    Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

  In connection with the sale of these Class A(2001-1) notes, the underwriters may engage in:

  . over-allotments, in which members of the syndicate selling these Class
    A(2001-1) notes sell more notes than the issuer actually sold to the syndicate, creating a syndicate short position;

  . stabilizing transactions, in which purchases and sales of these Class
    A(2001-1) notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

  . syndicate covering transactions, in which members of the selling syndicate purchase these Class A(2001-1) notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

  . penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these Class A(2001-1) notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

  These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Class A(2001-1) notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

  The issuer and MBNA will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

  The proceeds to the issuer from the sale of these Class A(2001-1) notes and the underwriting discount are set forth on the cover page of this prospectus supplement. Additional offering expenses are estimated to be $700,000.

  Lehman Brothers Inc. is an affiliate of Lehman Brothers Special Financing Inc., the derivative counterparty, and Lehman Brothers Holdings Inc., the derivative counterparty guarantor.

                           Glossary of Defined Terms

  "Class A Unused Subordinated Amount of Class B notes" means for any tranche of outstanding Class A notes, with respect to any Transfer Date, an amount equal to the Class A required subordinated amount of Class B notes minus the Class A Usage of the Class B Required Subordinated Amount, each as of such Transfer Date.

  "Class A Unused Subordinated Amount of Class C notes" means for any tranche of outstanding Class A notes, with respect to any Transfer Date, an amount equal to the Class A required subordinated amount of Class C notes minus the Class A Usage of the Class C Required Subordinated Amount, each as of such Transfer Date.

  "Class A Usage of Class B Required Subordinated Amount" means, with respect to any tranche of outstanding Class A notes, zero on the date of issuance of such tranche, and on any Transfer Date thereafter, the sum of the Class A Usage of Class B Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

    (1) an amount equal to the product of:

    . a fraction, the numerator of which is the Class A Unused Subordinated
      Amount of Class B notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate Nominal Liquidation Amount of all Class B notes (as of the last day of the preceding month), times

    . the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to Class B notes which did not result in a Class A Usage of Class C Required
      Subordinated Amount on such Transfer Date; plus

    (2) the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to Class A notes and then reallocated on such Transfer Date to Class B notes; plus

    (3) the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding sub-account for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of Class A notes; plus

    (4) an amount equal to the aggregate amount of MBNAseries Available Principal Amounts reallocated to pay any amount to the servicer for such tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of Class A notes on such Transfer Date; minus

    (5) an amount (which will not exceed the sum of items (1) through (4) above) equal to the sum of:

    . the product of:

      --a fraction, the numerator of which is the Class A Usage of Class B
        Required Subordinated Amount (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on such

        Transfer Date) for such tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on such Transfer Date), times

      --the aggregate amount of the Nominal Liquidation Amount Deficits of any tranche of Class B notes which are reimbursed on such Transfer Date, plus

    . if the aggregate Class A Usage of Class B Required Subordinated
      Amount (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits for any tranche of Class B notes on such Transfer Date) for all Class A notes exceeds the aggregate Nominal Liquidation Amount Deficits of all tranches of Class B notes (prior to giving effect to any reimbursement on such Transfer Date), the product of:

      --a fraction, the numerator of which is the amount of such excess and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class C notes (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date), times

      --the aggregate amount of the Nominal Liquidation Amount Deficits of any tranche of Class C notes which are reimbursed on such Transfer Date, times

      --a fraction, the numerator of which is the Class A Usage of the Class B Required Subordinated Amount of such tranche of Class A notes and the denominator of which is the Class A Usage of Class B Required Subordinated Amount for all Class A notes in the MBNAseries.

  "Class A Usage of Class C Required Subordinated Amount" means, with respect to any tranche of outstanding Class A notes, zero on the date of issuance of such tranche of Class A notes, and on any Transfer Date thereafter, the sum of the Class A Usage of Class C Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

    (1) an amount equal to the product of:

    . a fraction, the numerator of which is the Class A Unused Subordinated
      Amount of Class C notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class C notes (as of the last day of the preceding month), times

    . the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated on such Transfer Date to Class C notes; plus

    (2) the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to Class A notes and then reallocated on such date to Class C notes; plus

    (3) an amount equal to the product of:

    . a fraction, the numerator of which is the Class A Unused Subordinated
      Amount of Class B notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

    . the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated on such Transfer Date to Class B notes; plus

    (4) the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class A notes; plus

    (5) an amount equal to the product of:

    . a fraction, the numerator of which is the Class A Unused Subordinated
      Amount of Class B notes for such tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

    . the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding sub-account for any tranche of Class B notes; plus

    (6) the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for such tranche of Class A notes; plus

    (7) an amount equal to the product of:

    . a fraction, the numerator of which is the Class A Unused Subordinated
      Amount of Class B notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

    . the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for any tranche of Class B notes; minus

    (8) an amount (which will not exceed the sum of items (1) through (7) above) equal to the product of:

    . a fraction, the numerator of which is the Class A Usage of Class C
      Required Subordinated Amount (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date) for that tranche of Class A notes and the denominator of which is the aggregate Nominal
      Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes, times

    . the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Transfer Date.

  "Class B Unused Subordinated Amount of Class C notes" means for any tranche of outstanding Class B notes, with respect to any Transfer Date, an amount equal to the Class B required subordinated amount of Class C notes minus the Class B Usage of the Class C Required Subordinated Amount, each as of such Transfer Date.

  "Class B Usage of Class C Required Subordinated Amount" means, with respect to any tranche of outstanding Class B notes, zero on the date of issuance of such tranche, and on any Transfer Date thereafter, the sum of the Class B Usage of Class C Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

    (1) an amount equal to the product of:

    . a fraction, the numerator of which is the Class B Unused Subordinated
      Amount of Class C notes for that tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class C notes (as of the last day of the preceding month), times

    . the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated on such Transfer Date to Class C notes; plus

    (2) an amount equal to the product of:

    . a fraction, the numerator of which is the nominal liquidation amount for that tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

    . the sum of (i) the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class C Required Subordinated Amount and (ii) the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class B Required Subordinated Amount; plus

    (3) the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to that tranche of Class B notes, and then reallocated on such date to the Class C notes; plus

    (4) an amount equal to the product of:

    . a fraction, the numerator of which is the nominal liquidation amount for that tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

    . the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding sub-account for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes; plus

    (5) the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding sub-account for that tranche of Class B notes; plus

    (6) an amount equal to the product of:

    . a fraction, the numerator of which is the nominal liquidation amount for such tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

    . the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes; plus

    (7) the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for such tranche of Class B notes; minus

    (8) an amount (which will not exceed the sum of items (1) through (7) above) equal to the product of:

    . a fraction, the numerator of which is the Class B Usage of Class C
      Required Subordinated Amount (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date) for that tranche of Class B notes and the denominator of which is the Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all tranches of Class C notes, times

    . the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Transfer Date.

  "Excess Available Funds" means, for the MBNAseries for any month, the Available Funds allocable to the MBNAseries remaining after application to cover targeted deposits to the interest funding account, payment of the portion of the master trust II servicing fee allocable to the MBNAseries, and application to cover any defaults on principal receivables in master trust II allocable to the MBNAseries or any deficits in the nominal liquidation amount of the MBNAseries notes.

  "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date (or, in the case of the first interest period, such rate that corresponds with the actual number of days in the first interest period). If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the beneficiary of the issuer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the beneficiary of the issuer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

  "LIBOR Determination Date" means (i) May 29, 2001 for the period from and including the issuance date through but excluding July 16, 2001 and (ii) for each interest period thereafter, the second London Business Day prior to each interest payment date on which such interest period commences.

  "London Business Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

  "MBNAseries Available Funds" means, for any month, the amounts to be treated as MBNAseries Available Funds as described in "Deposit and Application of Funds--MBNAseries Available Funds."

  "MBNAseries Available Principal Amounts" means, for any month, the sum of the Available Principal Amounts allocated to the MBNAseries, dollar payments for principal under any derivative agreements for tranches of notes of the MBNAseries, and any amounts of MBNAseries Available Funds available to cover defaults on principal receivables in master trust II allocable to the MBNAseries or any deficits in the nominal liquidation amount of the MBNAseries notes.

  "Monthly Interest Accrual Date" means, with respect to any outstanding series, class or tranche of notes:

   . each interest payment date for such series, class or tranche, and

   . for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that series, class or tranche of notes, or in the case of a series, class or tranche of zero-coupon discount notes, the expected principal payment date for that series, class or tranche; but

   --for the month in which a series, class or tranche of notes is issued, the date of issuance of such series, class or tranche will be the first Monthly Interest Accrual Date for such tranche of notes;

   --for the month next following the month in which a series, class or tranche of notes is issued, unless otherwise indicated, the first day of such month will be the first Monthly Interest Accrual Date in such next following month for such series, class or tranche of notes;

   --any date on which proceeds from a sale of receivables following an event of default and acceleration of any series, class or tranche of notes are deposited into the interest funding account for such series, class or tranche of notes will be a Monthly Interest Accrual Date for such series, class or tranche of notes;

   --if there is no such numerically corresponding date in that month, then the Monthly Interest Accrual Date will be the last Business Day of the month; and

   --if the numerically corresponding date in such month is not a Business
     Day with respect to that class or tranche, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the monthly interest date will be the last Business Day of the earlier month.

  "Monthly Principal Accrual Date" means with respect to any outstanding series, class or tranche of notes:

   . for any month in which the expected principal payment date occurs for such series, class or tranche, such expected principal payment date, or if that day is not a Business Day, the next following Business Day, and

   . for any month in which no expected principal payment date occurs for such series, class or tranche, the date in that month corresponding numerically to the expected principal payment date for that tranche of notes (or for any month following the last expected principal payment date, the date in such month corresponding numerically to the preceding expected principal payment date for such tranche of notes); but

   --following a Pay Out Event, the second Business Day following such Pay
     Out Event shall be a Monthly Principal Accrual Date;

   --any date on which prefunded excess amounts are released from any principal funding subaccount and deposited into the principal funding subaccount of any tranche of notes on or after the expected principal payment date for such tranche of notes will be a Monthly Principal Accrual Date for such tranche of notes;

   --any date on which proceeds from a sale of receivables following an event of default and acceleration of any series, class or tranche of notes are deposited into the principal funding account for such series, class or tranche of notes will be a Monthly Principal Accrual Date for such series, class or tranche of notes;

   --if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month; and

   --if the numerically corresponding date in such month is not a Business
     Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

  "Nominal Liquidation Amount Deficit" means, for any tranche of notes, the Adjusted Outstanding Dollar Principal Amount minus the nominal liquidation amount of that tranche.

  "Performing" means, with respect to any derivative agreement, that no payment default or repudiation by the derivative counterparty has occurred and such derivative agreement has not been terminated.

  "Required Excess Available Funds" means, for any month, zero; provided, however, that this amount may be changed if the issuer (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the notes.

  "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                                                                         Annex I

               Outstanding Series, Classes and Tranches of Notes

  The information provided in this Annex I is an integral part of the prospectus supplement.

MBNAseries

                                        Nominal                                Expected Principal     Legal
#     Class/Tranche  Issuance Date Liquidation Amount     Certificate Rate        Payment Date    Maturity Date
-    --------------- ------------- ------------------ ------------------------ ------------------ -------------
1    Class C(2001-1)   5/24/01*       $250,000,000     One Month LIBOR + 1.05%      May 2006      October 2008
2    Class B(2001-1)   5/24/01*       $250,000,000    One Month LIBOR + 0.375%      May 2006      October 2008



* Expected

                                     A-I-1

                                                                        Annex II

                       Outstanding Master Trust II Series

  The information provided in this Annex II is an integral part of the prospectus supplement.

  #    Series/Class  Issuance Date Investor Interest     Certificate Rate     Scheduled Payment Date Termination Date
 ---  -------------- ------------- ----------------- ------------------------ ---------------------- ----------------
  1   Series 1994-C    10/26/94
       Class A            --          $870,000,000    One Month LIBOR + .25%       October 2001         March 2004
       Class B            --           $45,000,000    One Month LIBOR + .45%      November 2001         March 2004
       Collateral
      Interest            --           $85,000,000              --                      --                  --
  2   Series 1994-E    12/15/94
       Investor
      Interest
       (as of
      4/30/01)            --          $450,000,000    Commercial Paper Index            --                  --
       Cash
      Collateral
      Amount              --           $20,000,000              --                      --                  --
  3   Series 1995-A     3/22/95
       Class A            --          $500,250,000    One Month LIBOR + .27%       August 2004         January 2007
       Class B            --           $25,875,000    One Month LIBOR + .45%      September 2004       January 2007
       Collateral
      Interest            --           $48,875,000              --                      --                  --
  4   Series 1995-C     6/29/95
       Class A            --          $500,250,000            6.45%                 June 2005         February 2008
       Class B            --           $25,875,000    One Month LIBOR + .42%        July 2005         February 2008
       Collateral
      Interest            --           $48,875,000              --                      --                  --
  5   Series 1995-E     8/2/95
       Class A            --          $435,000,000    One Month LIBOR + .22%       August 2002         January 2005
       Class B            --           $22,500,000    One Month LIBOR + .32%      September 2002       January 2005
       Collateral
      Interest            --           $42,500,000              --                      --                  --
  6   Series 1995-G     9/27/95
       Class A            --          $435,000,000    One Month LIBOR + .21%       October 2002         March 2005
       Class B            --           $22,500,000    One Month LIBOR + .33%      November 2002         March 2005
       Collateral
      Interest            --           $42,500,000              --                      --                  --
  7   Series 1995-J    11/21/95
       Class A            --          $435,000,000    One Month LIBOR + .23%      November 2002         April 2005
       Class B            --           $22,500,000    One Month LIBOR + .35%      December 2002         April 2005
       Collateral
      Interest            --           $42,500,000              --                      --                  --
  8   Series 1996-A     2/28/96
       Class A            --          $609,000,000    One Month LIBOR + .21%      February 2003         July 2005
       Class B            --           $31,500,000    One Month LIBOR + .34%        March 2003          July 2005
       Collateral
      Interest            --           $59,500,000              --                      --                  --
  9   Series 1996-B     3/26/96
       Class A            --          $435,000,000    One Month LIBOR + .26%        March 2006         August 2008
       Class B            --           $22,500,000    One Month LIBOR + .37%        April 2006         August 2008
       Collateral
      Interest            --           $42,500,000              --                      --                  --
 10   Series 1996-E     5/21/96
       Class A            --          $637,500,000    One Month LIBOR + .17%         May 2003          October 2005
       Class B            --           $56,250,000    One Month LIBOR + .31%        June 2003          October 2005
       Collateral
      Interest            --           $56,250,000              --                      --                  --
 11   Series 1996-F     6/25/96
       Investor
      Interest
       (as of
      4/30/01)            --          $744,681,000    Commercial Paper Index            --                  --
       Collateral
      Interest            --           $45,000,000              --                      --                  --
 12   Series 1996-G     7/17/96
       Class A            --          $425,000,000    One Month LIBOR + .18%        July 2006         December 2008
       Class B            --           $37,500,000    One Month LIBOR + .35%       August 2006        December 2008
       Collateral
      Interest            --           $37,500,000              --                      --                  --
 13   Series 1996-H     8/14/96
       Class A            --        $1,020,000,000   Three Month LIBOR + .10%      August 2001         January 2004
       Class B            --           $90,000,000   Three Month LIBOR + .27%     September 2001       January 2004
       Collateral
      Interest            --           $90,000,000              --                      --                  --

                                     A-II-1

#         Series/Class        Issuance Date Investor Interest        Certificate Rate    Scheduled Payment Date  Termination Date
-      ---------------------- ------------- ----------------- --------------------------- ---------------------- ----------------
 14     Series 1996-I             9/25/96
         Class A Deutsche Mark      --       DM 1,000,000,000   Three Month DM LIBOR + .09%    September 19, 2001  February 18, 2004
         Class A                    --        $666,444,518.49    Three Month LIBOR + .115%     September 19, 2001  February 18, 2004
         Class B                    --            $58,804,000    Not to Exceed Three Month        October 2001     February 18, 2004
                                                                        LIBOR + .50%
         Collateral Interest        --            $58,804,000                --                        --                  --
 15     Series 1996-J             9/19/96
         Class A                    --           $850,000,000      One Month LIBOR +.15%         September 2003       February 2006
         Class B                    --            $75,000,000      One Month LIBOR + .36%         October 2003        February 2006
         Collateral Interest        --            $75,000,000                --                        --                  --
 16     Series 1996-K            10/24/96
         Class A                    --           $850,000,000      One Month LIBOR + .13%         October 2003         March 2006
         Class B                    --            $75,000,000      One Month LIBOR + .35%        November 2003         March 2006
         Collateral Interest        --            $75,000,000                --                        --                  --
 17     Series 1996-M            11/26/96
         Class A                    --           $425,000,000     Three Month LIBOR + .13%       November 2006         April 2009
         Class B                    --            $37,500,000     Three Month LIBOR + .35%       December 2006         April 2009
         Collateral Interest        --            $37,500,000                --                        --                  --
 18     Series 1997-B             2/27/97
         Class A                    --           $850,000,000      One Month LIBOR + .16%          March 2012          August 2014
         Class B                    --            $75,000,000      One Month LIBOR + .35%          March 2012          August 2014
         Collateral Interest        --            $75,000,000                --                        --                  --
 19     Series 1997-C             3/26/97
         Class A                    --           $637,500,000      One Month LIBOR + .11%          March 2004          August 2006
         Class B                    --            $56,250,000      One Month LIBOR + .30%          March 2004          August 2006
         Collateral Interest        --            $56,250,000                --                        --                  --
 20     Series 1997-D             5/22/97
         Class A                    --           $387,948,000     Three Month LIBOR + .05%          May 2007          October 2009
         Class B                    --            $34,231,000    Not to Exceed Three Month          May 2007          October 2009
                                                                        LIBOR + .50%
         Collateral Interest        --            $34,231,000                --                        --                  --
 21     Series 1997-E             5/8/97
         Class A                    --           $637,500,000     Three Month LIBOR + .08%         April 2002        September 2004
         Class B                    --            $56,250,000     Three Month LIBOR + .28%         April 2002        September 2004
         Collateral Interest        --            $56,250,000                --                        --                  --
 22     Series 1997-F             6/18/97
         Class A                    --           $600,000,000              6.60%                   June 2002          November 2004
         Class B                    --            $53,000,000      One Month LIBOR + .29%          June 2002          November 2004
         Collateral Interest        --            $53,000,000                --                        --                  --
 23     Series 1997-G             6/18/97
         Class A                    --           $460,000,000      One Month LIBOR + .15%          June 2004          November 2006
         Class B                    --            $40,600,000      One Month LIBOR + .36%          June 2004          November 2006
         Collateral Interest        --            $40,600,000                --                        --                  --
 24     Series 1997-H             8/6/97
         Class A                    --           $507,357,000     Three Month LIBOR + .07%       September 2007       February 2010
         Class B                    --            $44,770,000     Not to Exceed Three Month      September 2007       February 2010
                                                                        LIBOR + .50%
         Collateral Interest        --            $44,770,000                --                        --                  --
 25     Series 1997-I             8/26/97
         Class A                    --           $637,500,000              6.55%                  August 2004         January 2007
         Class B                    --            $56,250,000      One Month LIBOR + .31%         August 2004         January 2007
         Collateral Interest        --            $56,250,000                --                        --                  --
 26     Series 1997-J             9/10/97
         Class A                    --           $637,500,000      One Month LIBOR + .12%        September 2004       February 2007
         Class B                    --            $56,250,000      One Month LIBOR + .30%        September 2004       February 2007
         Collateral Interest        --            $56,250,000                --                        --                  --
 27     Series 1997-K            10/22/97
         Class A                    --           $637,500,000      One Month LIBOR + .12%        November 2005         April 2008
         Class B                    --            $56,250,000      One Month LIBOR + .32%        November 2005         April 2008
         Collateral Interest        --            $56,250,000                --                        --                  --
 28     Series 1997-L            11/13/97
         Class A                    --           $511,000,000     Three Month LIBOR - .01%       November 2002         April 2005
         Class B                    --            $45,100,000     Not to Exceed Three Month      November 2002         April 2005
                                                                         LIBOR + .50%
         Collateral Interest        --            $45,100,000                --                        --                  --
 29     Series 1997-M             11/6/97
         Class A                    --           $637,500,000     Three Month LIBOR + .11%        October 2002         March 2005
         Class B                    --            $56,250,000     Three Month LIBOR + .27%        October 2002         March 2005
         Collateral Interest        --            $56,250,000                --                                        --

                                     A-II-2

#   Series/Class        Issuance Date  Investor Interest     Certificate Rate       Scheduled Payment Date Termination Date
-  -------------------- -------------  ----------------- ------------------------   ---------------------- ----------------
 30 Series 1997-O          12/23/97
     Class A                  --         $425,000,000     One Month LIBOR + .17%       December 2007          May 2010
     Class B                  --          $37,500,000     One Month LIBOR + .35%       December 2007          May 2010
     Collateral Interest      --          $37,500,000               --                       --                  --
 31 Series 1998-A           3/18/98
     Class A                  --         $637,500,000     One Month LIBOR + .11%         March 2003         August 2005
     Class B                  --          $56,250,000    Not to Exceed One Month         March 2003         August 2005
                                                              LIBOR + .50%
     Collateral Interest      --          $56,250,000               --                       --                  --
 32 Series 1998-B           4/14/98
     Class A                  --         $550,000,000    Three Month LIBOR + .09%        April 2008        September 2010
     Class B                  --          $48,530,000    Not to Exceed Three Month       April 2008        September 2010
                                                               LIBOR + .50%
     Collateral Interest      --          $48,530,000               --                       --                  --
 33 Series 1998-C           6/24/98
     Class A                  --         $637,500,000     One Month LIBOR + .08%         June 2003         November 2005
     Class B                  --          $56,250,000     One Month LIBOR + .25%         June 2003         November 2005
     Collateral Interest      --          $56,250,000               --                       --                  --
 34 Series 1998-D           7/30/98
     Class A                  --         $475,000,000             5.80%                  July 2003         December 2005
     Class B                  --          $42,000,000     One Month LIBOR + .25%         July 2003         December 2005
     Collateral Interest      --          $42,000,000               --                       --                  --
 35 Series 1998-E           8/11/98
     Class A                  --         $750,000,000   Three Month LIBOR + .145%        April 2008        September 2010
     Class B                  --          $66,200,000    Three Month LIBOR + .33%        April 2008        September 2010
     Collateral Interest      --          $66,200,000               --                       --
 36 Series 1998-F           8/26/98
     Class A                  --         $425,000,000    Three Month LIBOR + .10%      September 2005      February 2008
     Class B                  --          $37,500,000    Three Month LIBOR + .28%      September 2005      February 2008
     Collateral Interest      --          $37,500,000               --                       --                  --
 37 Series 1998-G           9/10/98
     Class A                  --         $637,500,000     One Month LIBOR + .13%       September 2006      February 2009
     Class B                  --          $56,250,000     One Month LIBOR + .40%       September 2006      February 2009
     Collateral Interest      --          $56,250,000               --                       --                  --
 38 Series 1998-I          10/22/98
     Class A                  --         $637,500,000     One Month LIBOR + .26%        October 2001        October 2003
     Class B                  --          $56,250,000     One Month LIBOR + .51%        October 2001        October 2003
     Collateral Interest      --          $56,250,000                                        --                  --
 39 Series 1998-J          10/29/98
     Class A                  --         $660,000,000             5.25%                September 2003      February 2006
     Class B                  --          $45,000,000             5.65%                September 2003      February 2006
     Collateral Interest      --          $45,000,000               --                       --                  --
 40 Series 1998-K          11/24/98
     Class A                  --         $637,500,000     One Month LIBOR + .24%        August 2002         January 2005
     Class B                  --          $56,250,000     One Month LIBOR + .49%        August 2002         January 2005
     Collateral Interest      --          $56,250,000               --                       --                  --
 41 Series 1999-A           3/25/99
     Class A                  --         $425,000,000     One Month LIBOR + .14%       February 2004         July 2006
     Class B                  --          $37,500,000     One Month LIBOR + .37%       February 2004         July 2006
     Collateral Interest      --          $37,500,000               --
 42 Series 1999-B           3/26/99                                                      March 2009         August 2011
     Class A                  --         $637,500,000             5.90%                  March 2009         August 2011
     Class B                  --          $56,250,000             6.20%                      --                  --
     Collateral Interest      --          $56,250,000               --
 43 Series 1999-C           5/18/99                                                       May 2004          October 2006
     Class A                  --         $799,500,000    Three Month LIBOR + .19%         May 2004          October 2006
     Class B                  --          $70,550,000    Not to Exceed Three Month           --                  --
                                                                LIBOR + .50%
     Collateral Interest      --          $70,550,000               --

                                    A-II-3

#   Series/Class        Issuance Date Investor Interest    Certificate Rate          Scheduled Payment Date   Termination Date
-  -------------------- ------------- ----------------- --------------------------   ----------------------   ----------------
44 Series 1999-D           6/3/99
    Class A                  --          $425,000,000      One Month LIBOR + .19%          June 2006             November 2008
    Class B                  --           $37,500,000              6.50%                   June 2006             November 2008
    Collateral Interest      --           $37,500,000                --                        --                      --
45 Series 1999-E           7/7/99
    Class A                  --          $850,000,000     One Month LIBOR + .125%          June 2002               June 2004
    Class B                  --           $75,000,000      One Month LIBOR + .32%          June 2002               June 2004
    Collateral Interest      --           $75,000,000                --                        --                      --
46 Series 1999-F           8/3/99
    Class A                  --          $509,400,000    Three Month LIBOR - .125%        August 2004             January 2007
    Class B                  --           $44,950,000    Not to Exceed Three Month        August 2004             January 2007
                                                                LIBOR + .50%
    Collateral Interest      --           $44,950,000                --                        --                      --
47 Series 1999-G           7/29/99
    Class A                  --          $637,500,000              6.35%                   July 2004             December 2006
    Class B                  --           $56,250,000              6.60%                   July 2004             December 2006
    Collateral Interest      --           $56,250,000                --                        --                      --
48 Series 1999-H           8/18/99
    Class A                  --          $850,000,000     Three Month LIBOR + .21%         April 2004            September 2006
    Class B                  --           $75,000,000     Three Month LIBOR + .48%         April 2004            September 2006
    Collateral Interest      --           $75,000,000                --                        --                      --
49 Series 1999-I           9/8/99
    Class A                  --          $637,500,000              6.40%                  August 2002             January 2005
    Class B                  --           $56,250,000              6.70%                  August 2002             January 2005
    Collateral Interest      --           $56,250,000                --                        --                      --
50 Series 1999-J           9/23/99
    Class A                  --          $850,000,000              7.00%                 September 2009          February 2012
    Class B                  --           $75,000,000              7.40%                 September 2009          February 2012
    Collateral Interest      --           $75,000,000                --                        --                      --
51 Series 1999-K          10/27/99
    Class A                  --        $2,300,000,000                --                   October 2002             March 2005
    Collateral Interest      --          $200,000,000                --                        --                      --
52 Series 1999-L           11/5/99
    Class A                  --          $637,500,000      One Month LIBOR + .25%         October 2006             March 2009
    Class B                  --           $56,250,000      One Month LIBOR + .53%         October 2006             March 2009
    Collateral Interest      --           $56,250,000                --                        --                      --
53 Series 1999-M           12/1/99
    Class A                  --          $425,000,000              6.60%                 November 2004             April 2007
    Class B                  --           $37,500,000              6.80%                 November 2004             April 2007
    Collateral Interest      --           $37,500,000                --                        --                      --
54 Series 2000-A           3/8/00
    Class A                  --          $637,500,000              7.35%                 February 2005             July 2007
    Class B                  --           $56,250,000              7.55%                 February 2005             July 2007
    Collateral interest      --           $56,250,000                --                        --                      --
55 Series 2000-B           3/28/00
    Class A                  --          $637,500,000     One Month LIBOR + .115%        February 2003             July 2005
    Class B                  --           $56,250,000      One Month LIBOR + .30%        February 2003             July 2005
    Collateral Interest      --           $56,250,000                --                        --                      --
56 Series 2000-C           4/13/00
    Class A                  --        $1,275,000,000      One Month LIBOR + .16%        February 2005             July 2007
    Class B                  --          $112,500,000     One Month LIBOR + .375%        February 2005             July 2007
    Collateral Interest      --          $112,500,000                --                        --                      --
57 Series 2000-D           5/11/00
    Class A                  --          $722,500,000      One Month LIBOR + .20%          April 2007            September 2009
    Class B                  --           $63,750,000      One Month LIBOR + .43%          April 2007            September 2009
    Collateral Interest      --           $63,750,000                --                        --                      --
58 Series 2000-E           6/1/00
    Class A                  --          $500,000,000              7.80%                    May 2010              October 2012
    Class B                  --           $45,000,000              8.15%                    May 2010              October 2012
    Collateral Interest      --           $45,000,000                --                        --                      --
59 Series 2000-F           6/23/00
    Class A                  --          $750,000,000    Three Month LIBOR + .125%         June 2005             November 2007
    Class B                  --           $66,200,000     Three Month LIBOR + .35%         June 2005             November 2007
    Collateral Interest      --           $66,200,000                --                        --                      --


                                     A-II-4

 #       Series/Class      Issuance Date Investor Interest     Certificate Rate      Scheduled Payment Date Termination Date
---  --------------------- ------------- ----------------- ------------------------- ---------------------- ----------------
 60  Series 2000-G            7/20/00
      Class A                   --            $637,500,000 Three Month LIBOR + .13%        July 2005         December 2007
      Class B                   --             $56,250,000 Three Month LIBOR + .40%        July 2005         December 2007
      Collateral Interest       --             $56,250,000            --                       --                  --
 61  Series 2000-H            8/23/00
      Class A                   --            $595,000,000  One Month LIBOR + .25%        August 2010         January 2013
      Class B                   --             $52,500,000  One Month LIBOR + .60%        August 2010         January 2013
      Collateral Interest       --             $52,500,000            --                       --                  --
 62  Series 2000-I            9/8/00
      Class A                   --            $850,000,000           6.90%                August 2005         January 2008
      Class B                   --             $75,000,000           7.15%                August 2005         January 2008
      Collateral Interest       --             $75,000,000            --                       --                  --
 63  Series 2000-J           10/12/00
      Class A Swiss Francs      --       CHF 1,000,000,000          4.125%
      Class A                   --            $568,990,043 Three Month LIBOR + .21%     October 17, 2007     March 17, 2010
      Class B                   --             $50,250,000  One Month LIBOR + .44%        October 2007       March 17, 2010
      Collateral Interest       --             $50,250,000            --                       --                  --
 64  Series 2000-K           11/21/00
      Class A                   --            $637,500,000 Three Month LIBOR + .11%       October 2005         March 2008
      Class B                   --             $56,250,000 Three Month LIBOR + .375%      October 2005         March 2008
      Collateral Interest       --             $56,250,000            --                       --                  --
 65  Series 2000-L           12/13/00
      Class A                   --            $425,000,000           6.50%               November 2007         April 2010
      Class B                   --             $37,500,000  One Month LIBOR + .50%       November 2007         April 2010
      Collateral Interest       --             $37,500,000            --                       --                  --
 66  Series 2000-Z            3/30/00
      Class A                   --                      $0  Commercial Paper Index             --                  --
      Class B                   --                      $0  Commercial Paper Index             --                  --
      Collateral Interest       --                      --            --                       --                  --
 67  Series 2001-A            2/20/01
      Class A                   --          $1,062,500,000  One Month LIBOR + .15%       February 2006         July 2008
      Class B                   --             $93,750,000  One Month LIBOR + .45%       February 2006         July 2008
      Collateral Interest       --             $93,750,000            --                       --                  --
 68  Series 2001-B            3/8/01
      Class A                   --            $637,500,000  One Month LIBOR + .26%         March 2011         August 2013
      Class B                   --             $56,250,000  One Month LIBOR + .60%         March 2011         August 2013
      Collateral Interest       --             $56,250,000            --                       --                  --
 69  Series 2001-C            4/25/01
      Class A                   --            $675,000,000 Three Month LIBOR - .125%       April 2011        September 2013
      Class B                   --             $60,000,000  One Month LIBOR + .62%         April 2011        September 2013
      Collateral Interest       --             $60,000,000            --                       --                  --

                                     A-II-5

                       MBNA Credit Card Master Note Trust
                                     Issuer


                             [LOGO OF MBNA AMERICA]


                    MBNA America Bank, National Association
                            Originator of the Issuer

                                   MBNAseries

                                 $1,000,000,000

                             Class A(2001-1) Notes


                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                                  Underwriters

                                Lehman Brothers
                         Banc of America Securities LLC
                         Banc One Capital Markets, Inc.
                                Barclays Capital
                           Credit Suisse First Boston
                           Deutsche Banc Alex. Brown
                                    JPMorgan
                              Merrill Lynch & Co.
                              Salomon Smith Barney

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted.

     We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.


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